Exhibit 10.2
RESTATED
ZIMMER HOLDINGS, INC.
SAVINGS AND INVESTMENT PROGRAM
2008 Restatement

-i-

-ii-

ZIMMER HOLDINGS, INC.
SAVINGS AND INVESTMENT PROGRAM
PURPOSE
          The purposes of this Zimmer Holdings, Inc. Savings and Investment Program (the “Plan”) are to encourage eligible employees of Zimmer Holdings, Inc. (“Zimmer”) and certain of its subsidiaries to save on a regular and long-term basis, to assist eligible employees in the accumulation of funds for retirement, and to enhance the interests of eligible employees in the efficient and successful operation of Zimmer.
INTRODUCTION
          This Plan was established by Zimmer effective August 6, 2001 in conjunction with the spin-off of Zimmer from the Bristol-Myers Squibb Company (“Bristol-Myers Squibb”). In connection with the spin-off of Zimmer, the accounts of active Zimmer employees under the Bristol-Myers Squibb Company Savings and Investment Program (the “Bristol-Myers Squibb Plan”) were transferred from the Bristol-Myers Squibb Plan to this Plan. The Plan was most recently amended and restated effective January 1, 2007. The effective date of this amendment and restatement of the Plan is January 1, 2008, unless otherwise stated herein.
ARTICLE 1
DEFINITIONS
          For the purposes of the Plan the following terms shall have the following meanings unless a different meaning is plainly required by the context:
     “Administrative Agent” shall mean the third party administrator appointed by the Administrative Committee, which has the responsibility to receive, cumulate and communicate to the Trustee investment and distribution instructions (including requests for loans for a period of not more than 60 months from the Plan, but excluding loans from the Plan in excess of 60 months, financial emergency and hardship withdrawals) received from Participants. With respect to any such responsibilities that are responsibilities of the Administrative Committee as the “administrator” or “named fiduciary” of the Plan under ERISA, the Administrative Agent shall be a delegate of the Administrative Committee in accordance with Section 20.08. With respect to any responsibilities assumed by the Trustee pursuant to the trust agreement referred to in Article 19, the Administrative Agent shall be an agent of the Trustee.
     “Administrative Committee” shall mean the committee referred to in Section 20.02.
     “Administrative Error” shall mean an error in operating the Plan determined by the Administrative Committee to require correction by permitting additional contributions by the Employee and/or an Employing Company, distributing contributions made to the Plan due to factual error, correcting distributions made in error or otherwise conforming the operations of the Plan to the terms of the Plan.

     “Affiliate” shall mean any corporation, trade or business if it and Zimmer are members of a controlled group of corporations, or are under common control, or are members of an affiliated service group, within the meaning of Sections 414(b), 414(c), 414(m) or 414(o) of the Code, respectively; provided, however, that for purposes of Section 6.02, the definitions prescribed by Sections 414(b) and 414(c) of the Code shall be modified as provided by Section 415(h) of the Code by substituting “more than 50%” common control for “at least 80%” common control.
     “After-Tax Contribution” shall mean a contribution to the Plan pursuant to the election described in Section 2.01 by the Employee, which election authorizes the Employee’s Employing Company to deduct the amount of such contribution from the portion of the Employee’s Annual Benefit Salary or Wages otherwise payable currently for each payroll period without reducing the amount includable in his gross income for federal income tax purposes.
     “Annual Benefit Salary or Wages” shall mean a Participant’s regular salary or wages prior to any authorized Pre-Tax Contributions pursuant to Section 2.01 or any authorized salary reduction amount pursuant to a plan established under Section 125 or Section 132(f)(4) of the Code, including total commissions paid with respect to the Plan Year on the basis of sales, and incentive payments paid with respect to the preceding calendar year to production workers at the Employing Company; but excluding any compensation for overtime, special remuneration, piece rate or bonuses, as determined by the Employing Company from its payroll records. The amount of a Participant’s Annual Benefit Salary or Wages taken into account under the Plan shall not exceed $200,000, as adjusted by the Commissioner of the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. If a Participant is a United States citizen employed by a foreign subsidiary corporation of an Employing Company and is deemed to be an Employee of such Employing Company, his Annual Benefit Salary or Wages from such foreign subsidiary to be taken into account, if determined in a currency other than United States dollars, shall, for the purposes of the Plan, be considered as having been converted to United States dollars at such rate of exchange as shall be determined by Zimmer from time to time. Amounts under Section 125 of the Code include any amount not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Section 125 only if the employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.
     “Basic Contribution” shall mean Pre-Tax Contributions, After-Tax Contributions, or a combination thereof, that are so designated by the Employee pursuant to Article 3.
     “Beneficiary” shall mean the beneficiary designated by the Participant to receive all or part of the amount in the account balance of a Participant, Inactive Participant or Former Participant upon such person’s death in accordance with Article 18.
     “Benefits Committee” shall mean the committee referred to in Section 20.01.

     “Board of Directors” shall mean the Board of Directors of Zimmer, or the Executive Committee of such Board of Directors, as they may be constituted from time to time.
     “Bristol-Myers Squibb” shall mean the Bristol-Myers Squibb Company, a Delaware Corporation.
     “Bristol-Myers Squibb Plan” shall mean the Bristol-Myers Squibb Company Savings and Investment Program.
     “Business Day” shall mean any day on which the New York Stock Exchange is open for business.
     “Centerpulse” means Centerpulse USA, Inc.
     “Centerpulse Plan” means the Centerpulse USA, Inc. Retirement Plan.
     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and interpretive rules and regulations.
     “Effective Date” shall mean August 6, 2001.
     “Employee” shall mean (i) a person who on the Effective Date was both a common law employee of an Employing Company and a participant in the Bristol-Myers Squibb Plan, and (ii) with respect to a person who becomes a common law employee of an Employing Company after the Effective Date, (a) a person whose employment is anticipated to be for not less than 1,000 Hours of Service during any eligibility computation period (as defined below) or (b) a person who is employed by an Employing Company and whose employment is anticipated to be for less than 1,000 Hours of Service during any eligibility computation period (as defined below) but who actually completes 1,000 Hours of Service during such eligibility computation period (as defined below); provided, however, Employee shall not include any common law employee of an Employing Company covered by a collective bargaining agreement that does not provide for participation under the Plan, any person designated by an Employing Company as a leased employee of an Employing Company, or any person who performs services for an Employing Company and whom the Employing Company treats for federal tax purposes as an independent contractor. The foregoing notwithstanding, if any person is subsequently determined to be an Employee by the Internal Revenue Service or any other federal, state or local governmental agency or competent court of authority, such person will be deemed to be an Employee commencing on the date that this determination is finally adjudicated or otherwise accepted by the Employing Company; provided, however, that such person must meet the other requirements of this paragraph and that such person shall not, under any circumstances, be deemed to be an Employee for the period of time during which such Employing Company treated the person as an independent contractor for federal tax purposes regardless of whether the determination of the status of the person as an Employee has retroactive effect. In addition, any person who performs services for the Employing Company, regardless of whether such person is a common law employee or an independent contractor of an Employing Company, shall not be an Employee for any period of time during which such person has agreed in writing that such person will not participate in the Plan or generally the Employing Company’s employee benefit plans.
     For purposes of this Section, (a) “eligibility computation period” shall mean the twelve-month period beginning on the first date an Employee is credited with an Hour of Service with an Employing Company, provided, however, that after this initial computation period, the eligibility computation period will become the Plan Year, beginning with the Plan Year immediately commencing after the Employee’s initial employment date occurred, (b) a person described in clause (ii)(b) above may become a Participant in the Plan as of the first Enrollment Date following the end of the eligibility computation period in which the Employee completes 1,000 Hours of Service, and (c) the term “leased employee” means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least 1 year, and such services are performed under the primary direction or control by the recipient, or any person who is a leased employee pursuant to Section 414(o) of the Code.
     Employee shall also mean a citizen or resident of the United States who is a full-time employee of a foreign affiliate (as defined in Section 3121 (1)(6) of the Code) of an Employing Company (which foreign affiliate is not itself an Employing Company) to which an agreement entered into between such Employing Company and the Internal Revenue Service under Section 3121(1) of the Code applies and a full-time employee of a domestic subsidiary (as defined in Section 407(a) of the Code) of an Employing Company (which domestic subsidiary is not itself an Employing Company); provided, however, in either case that (i) such United States citizen or resident is employed by an Employing Company participating in the Plan or by the foreign affiliate or domestic subsidiary, as determined by the Employing Company, on the date that is six months after the date on which such person first completed one Hour of Service for an Employing Company or a foreign affiliate or domestic subsidiary thereof; (ii) a funded deferred compensation plan is not provided with respect to the remuneration paid to such employee by an Employing Company or such foreign affiliate or domestic subsidiary; and (iii) such employee receives compensation from such foreign affiliate or domestic subsidiary other than a pension, retirement allowance, retainer or fee under contract. The foregoing notwithstanding, the term Employee does not include any employee (i) who is a resident of and performs services in Puerto Rico and who is in a class of employees eligible to participate in the Zimmer Puerto Rico Savings and Investment Program; or (ii) who is a non-resident alien of the United States, and who receives no earned income within the meaning of Section 91l(d)(2) of the Code, or any similar provision of the Code as the same may be amended, and the regulations thereunder, from an Employing Company that constitutes income from sources within the United States within the meaning of Section 861(a)(3) of the Code as amended (or any similar provision of the Code as the same may be amended).

     “Employing Company” shall mean Zimmer, Inc. and any Affiliate that the Board of Directors or the Administrative Committee may from time to time determine to bring under the Plan and that adopts the Plan, and any successor of any of them.
     “Employing Company Contributions” shall mean contributions made by an Employee’s Employing Company pursuant to Article 5.
     “Enrollment Date” shall mean any Business Day on which an Employee elects to enroll in the Plan.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and interpretive rules and regulations.
     “Fixed Contribution” means an Employing Company Contribution made pursuant to Section 5.05.
     “Former Participant” means an individual who is no longer employed by an Employing Company or any of its Affiliates but for whom an account balance is maintained in the Trust.
     “Group A Participant” means, with respect to a payroll period, a Participant who is an Employee, a Plan Participant and an active participant in, and accruing benefits under the Zimmer Holdings, Inc. Retirement Income Plan, during that payroll period.
     “Group B Participant” means, with respect to a payroll period, a Participant other than a Group A Participant for that payroll period.
     “Highly Compensated Employee” means, for purposes of the Code, any Employee who performed services for an Employing Company or an Affiliate during the Plan Year for which a determination is being made (the “Determination Year”) and who:
     (a) was at any time in the Determination Year or the immediately preceding Determination Year a five-percent (5%) owner, as defined in Section 416(i) of the Code; or
     (b) for the immediately preceding Determination Year, received compensation as defined in Section 415(c)(3) of the Code from the Employing Company or an Affiliate in excess of $80,000, as adjusted by the Secretary of the Treasury in accordance with Section 414(q) of the Code.
     The determination of Highly Compensated Employees made pursuant to this Section shall be made in accordance with Section 414(q) of the Code.
     “Hour of Service” means, with respect to a person who is a common law employee of an Employing Company or an Affiliate, each hour for which:
     (a) he is paid, or entitled to payment, for the performance of duties for an Employing Company as determined by the Employing Company;

     (b) back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employing Company;
     (c) he is paid, or entitled to payment, by an Employing Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence;
     (d) a court order, agreement with the Department of Labor or other federal or local government agency or department, or similar agreement requires that service be awarded;
     (e) he is absent without pay during a leave of absence, period of layoff not to exceed six months or disability leave as provided in Article 17; and
     (f) he is paid, or entitled to payment, for the performance of duties prior to the Effective Date for an employer participating in the Bristol-Myers Squibb Plan.
     For purposes of paragraph (a), Hours of Service shall be credited for the period during which the duties are performed and for purposes of paragraph (b), Hours of Service shall be credited for the period to which the award or agreement pertains. For the purposes of paragraphs (c) and (d), Hours of Service shall be credited for the period during which the absence occurs (but not to exceed six months for layoff) and during such a period of absence, shall be credited as though the period of absence were a period of active employment with an Employing Company. The same Hours of Service shall not be credited under more than one of paragraphs (a), (b), (c), (d), (e) or (f). It shall be assumed that each Employee as to whom Employing Company records do not and are not required by law to reflect hours worked for any relevant period, worked 45 hours for each week for which he or she would be required to be credited with at least one Hour of Service under Department of Labor Regulations 2530.200b-2.
     “Inactive Participant” shall mean an individual who remains employed by an Employing Company or an Affiliate whose Pre-Tax Contributions and After-Tax Contributions to the Plan have been suspended for any of the reasons provided in the Plan.
     “Investment Fund” shall mean an investment option established in accordance with Article 8, including (but not limited to) the Zimmer Stock Fund portfolio managed by the Trustee, the Benefits Committee (or its delegate), or an Investment Manager; investments in any mutual fund that is registered under the Investment Company Act of 1940; and any commingled trust fund (including any group trust meeting the requirements of Revenue Ruling 81-100) established for the investment of funds of profit sharing and pension plans, which trust is exempt from tax under Section 501(a) of the Code, by reason of qualifying under Section 401 (a) of the Code (as such Sections may be renumbered, amended or re-enacted). Effective December 2, 2009, the Zimmer Stock Fund shall be liquidated and cease to be an Investment Fund.

     “Investment Manager” has the meaning given such term under Section 3(38) of ERISA.
     “One Year Break in Service” means a consecutive twelve month period used to determine an Employee’s Years of Service during which period that Employee has not completed more than 500 Hours of Service. Solely for determining whether an Employee has a One Year Break in Service, an Employee who is absent from work by reason of pregnancy, birth of a child of the Employee, placement of a child with an Employee because of the adoption of such child, or for purposes of caring for a child of the Employee for a period beginning with the birth or placement of the child shall be credited with the number of Hours of Service the Employee would have normally been credited with during the period of absence from service; provided, however, the total Hours of Service credited shall not exceed 501 hours and shall be credited (i) only to the Plan Year in which the absence from service begins if the Employee would have a One Year Break in Service in that Plan Year, or (ii) if the Employee would not have a One Year Break in Service in the Plan Year in which the absence from service begins, in the immediately following Plan Year. The Plan shall not credit Hours of Service as provided above unless the Employee furnishes to the Administrative Committee such timely information as the Plan may reasonably require to establish that the absence from work is for the reasons described above and the number of days of absence for such purpose.
     “Participant” shall mean an Employee who has elected to participate in the Plan as provided in Article 2 and whose participation in the Plan at the time of reference has not been suspended or terminated as provided in the Plan. If a Participant becomes represented by a collective bargaining agent after he has elected to participate in the Plan, such Participant’s right to continue to participate shall be determined in accordance with the terms of the contract between the collective bargaining agent and the Employing Company. If the contract provides that the Participant shall no longer continue to participate and does not provide for a transfer of the participant’s account balance to another plan, the Participant shall be deemed to have elected to suspend Pre-Tax Contributions and After-Tax Contributions and the Participant shall become an Inactive Participant.
     “Participant Loan Fund” shall mean an account invested in debt obligations evidencing loans to the Participant pursuant to Section 12.05.
     “Plan” shall mean the Zimmer Holdings, Inc. Savings and Investment Program, as set forth in this document, and the employee benefit plan so established.
     “Plan Year” shall mean a calendar year or, in the case of the first plan year, the period commencing on the Effective Date and ending on December 31, 2001.
     “Pre-Tax Contribution” shall mean a contribution to the Plan pursuant to an Employee’s election described in Section 2.01 by the Employee, which election authorizes the Employee’s Employing Company to reduce, by the amount of the contribution, (i) the portion of his Annual Benefit Salary or Wages payable currently for each payroll period and (ii) the amount includable in his gross income for federal income tax purposes.

     “Qualified Nonelective Contribution” shall mean a contribution made on behalf of an Employee by the Employee’s Employing Company pursuant to Section 5.04 that is neither an Employing Company Contribution nor a Pre-Tax Contribution or After-Tax Contribution, that is 100% vested at all times and that may not be distributed from the Plan, on account of hardship or otherwise, prior to the termination of employment or death of the Employee, the Employee’s attainment of age 59½ or becoming disabled and entitled to receive disability payments under a disability pay plan maintained by the Employing Company, the termination of the Plan without establishment of a successor plan, as required under Section 401(m)(4) of the Code.
     “Rollover Contribution” shall have the meaning given such term in Section 7.01.
     “Supplementary Contribution” shall mean Pre-Tax Contributions, After-Tax Contributions, or a combination thereof, that are so designated by the Employee pursuant to Article 3.
     “Telephonic Notification” shall mean any communication acceptable to the Administrative Agent, including communication via telephone, telegraph, satellite, internet web site, or other wireless communication.
     “Trustee” shall mean the trustee(s) under the trust agreement(s) referred to in Article 19.
     “Valuation Date” shall mean any date specified by the Administrative Committee or, if the Administrative Committee does not so specify, shall mean:
     (a) with respect to valuation of Investment Funds, as of the close of each Business Day;
     (b) with respect to any inter-Investment Fund transfer pursuant to Sections 8.03, as of the close of the first Business Day coincident with or immediately following the date the Participant requests such transfer;
     (c) with respect to withdrawals in the case of Financial Hardship pursuant to Section 12.02, as of the close of the first Business Day following the date upon which such withdrawal is approved;
     (d) with respect to all other distributions and withdrawals, as of the close of the first Business Day coincident with or next following the date the Participant, Inactive Participant, Former Participant or Beneficiary (as applicable) requests such distribution or withdrawal, provided, however, that the Valuation Date with respect to any payments that qualify as eligible rollover distributions pursuant to Section 13.08 shall be delayed by such waiting period as may apply by law or regulation to such distributions.
     The foregoing notwithstanding, (i) if upon any otherwise applicable Valuation Date trading in Zimmer Stock is suspended by the Securities and Exchange Commission or halted pursuant to the rules of the New York Stock Exchange and does not resume prior to the close of that day, then, with respect to any valuation of the Zimmer Stock Fund, inter-Investment Fund transfer, distribution or withdrawal for which a determination of the net asset value of units in the Zimmer Stock Fund, and the closing price per share of Zimmer Stock is required, the Valuation Date shall be delayed to the close of the next business day on which trading in of Zimmer Stock resumes; provided, however, that where the suspension or halt in trading occurs on the last Valuation Date of any month or continues through the close of business on that day, then the Valuation Date shall not be delayed and the Administrative Agent shall determine the net asset value of units in the Zimmer Stock Fund and a deemed closing price per share of Zimmer Stock as of that date in accordance with a uniform valuation procedure established by the Administrative Committee, which shall be applied in a uniform and non-discriminatory manner to all persons similarly situated; or (ii) if there is insufficient liquidity in the Zimmer Stock Fund to allow for same day withdrawals or transfers to other investment funds, the Trustee will suspend transactions requiring the sale of Zimmer Stock Fund units until sufficient fund liquidity is restored, and the Valuation Date with respect to such suspended transactions shall be delayed to the close of the business day on which the sale of Zimmer Stock Fund units occurs.
     “Year of Service” means, with respect to an Employee, each calendar year during which an Employee has completed at least 1,000 Hours of Service. To the extent an Employee has less than 1,000 hours in the first and last calendar year of employment, such hours shall be aggregated and if the total equals or exceeds 1,000 hours, then the Participant shall be credited with an additional year of service. If the Employee has incurred a One Year Break in Service by reason of termination of service and is reemployed by an Employing Company, Year of Service shall also include, in respect of the period subsequent to his reemployment, the calendar year that includes his date of reemployment and each succeeding calendar year, provided he has completed at least 1,000 Hours of Service during each such calendar year. If the Employee has not incurred a One Year Break in Service by reason of termination of service and is reemployed by an Employing Company, he shall continue to be credited with Years of Service as provided above. An Employee shall not be credited with Years of Service in respect of any period prior to the date on which the Plan (or any predecessor plan as defined by regulations of the Secretary of the Treasury or his delegate) became effective with respect to the Employee’s Employing Company. Years of Service shall include any period of service that was recognized for purposes of determining Years of Service under the Bristol-Myers Squibb Plan or Centerpulse Plan as of the Effective Date, or under the Centerpulse Plan as of the date that Zimmer acquired Centerpulse.
     “Zimmer” shall mean Zimmer Holdings, Inc., a Delaware Corporation.
     “Zimmer Stock” shall mean the shares of common stock of Zimmer, which are registered for the purpose of the Plan from time to time with the Securities and Exchange Commission.
     “Zimmer Stock Fund” shall mean the Investment Fund invested primarily in shares of Zimmer Stock.
     Masculine pronouns include the feminine as well as the masculine gender.

ARTICLE 2
ELIGIBILITY AND PARTICIPATION
          Section 2.01. Participation.
     (a) Solely for purposes of contributing Pre-Tax Contributions and After-Tax Contributions to the Plan, an Employee may elect to participate in the Plan on the Enrollment Date immediately following the date that is after the date on which such person completes one Hour of Service. Any Pre-Tax Contributions or After-Tax Contributions allocated to a Participant’s Account before the Enrollment Date described in paragraph (b) below will be Supplementary Contributions.
     (b) For purposes of receiving Employing Company Contributions (1) an Employee who is hired by an Employing Company on or after April 1, 2004, may elect to participate in the Plan on the Enrollment Date immediately following the date that is six months after the date on which such person completes one Hour of Service, provided that he is an Employee on such date; (2) and an Employee who is hired prior to April 1, 2004, may elect to participate in the Plan on the Enrollment Date immediately following the date that is after the date on which such person completes one Hour of Service.
          Section 2.02. Elections to Participate. Any Employee may elect to participate in the Plan, beginning with the Enrollment Date described in Section 2.01, if on such date the Employee authorizes Pre-Tax Contributions, After-Tax Contributions, or both, from the Employee’s Annual Benefit Salary or Wages in accordance with Section 3.01 and directs the investment of such Pre-Tax Contributions or After-Tax Contributions in accordance with Article 8. For any payroll period, the Pre-Tax Contributions and After-Tax Contributions elected by a Participant cannot, in the aggregate exceed thirty percent (30%) of the portion of the Participant’s Annual Benefit Salary or Wages otherwise payable for such payroll period; provided, however, that in order to correct an Administrative Error the total Pre-Tax Contributions and After-Tax Contributions elected by the Participant can, in the aggregate, exceed thirty percent (30%) of the portion of the Participant’s Annual Benefit Salary or Wages otherwise payable for such payroll period, but only to the extent necessary to correct such Administrative Error. Such authorization and direction shall be by Telephonic Notification to the Administrative Agent.
          Section 2.03. Service with an Affiliate. Any common law employee of an Affiliate that is not an Employing Company or of a division or branch of an Employing Company or who is included in an employee classification that is not participating in the Plan, who becomes an Employee may elect to participate in the Plan as provided in this Article 2, and for purposes of Article 10, such Employee’s service with any Affiliate that is not an Employing Company, or with a division or branch of an Employing Company that is not participating in the Plan or in a classification of Employees ineligible to participate in the Plan, shall be taken into account in the same manner and to the same extent as if such service had been employment as an Employee with an Employing Company.

ARTICLE 3
BASIC AND SUPPLEMENTARY CONTRIBUTIONS
          Section 3.01. Contribution Amount. Subject to Article 6 and Section 2.01, an Employee may authorize a Basic Contribution from his Annual Benefit Salary or Wages of from 2% to 6% (in whole percentages) of his Annual Benefit Salary or Wages, and a Supplementary Contribution from his Annual Benefit Salary or Wages of from 1% to 24% (in whole percentages) of his Annual Benefit Salary or Wages; provided, however, that, except as otherwise provided in Section 2.01 (a), the Employee may not authorize a Supplementary Contribution for any payroll period unless he has authorized a Basic Contribution equal to 6% of his Annual Benefit Salary or Wages for such payroll period. Notwithstanding the foregoing, to the extent necessary to correct an Administrative Error, a Participant may authorize a Basic Contribution from his Annual Benefit Salary or Wages in excess of 6% (in whole percentages) of his Annual Benefit Salary or Wages and a Supplementary Contribution from his Annual Benefit Salary or Wages in excess of 24% (in whole percentages) of his Annual Benefit Salary or Wages. Any authorization of a Basic Contribution or Supplementary Contribution to correct an Administrative Error shall be made in accordance with principles and procedures established by the Administrative Committee that are applicable to all persons similarly situated, setting forth the timing and manner of such authorization; provided, however, that the Administrative Committee may determine the period during which such additional Basic or Supplementary Contributions may be made. Except as otherwise provided in Section 2.01, an Employee may authorize Basic or Supplementary Contributions in the form of Pre-Tax Contributions, After-Tax Contributions, or a combination thereof. Basic or Supplementary Contributions authorized by a Participant to effect a correction of an Administrative Error shall be accounted for separately in the Plan Year in which made. If the percentage of a Participant’s Annual Benefit Salary or Wages contributed on his behalf to the Plan as Pre-Tax Contributions for any payroll period is 6% or greater, then the Participant’s After-Tax Contribution, if any, for that payroll period shall be deemed a Supplementary Contribution, unless such Pre-Tax Contributions for any payroll period equal or exceed 6% solely due to a correction of an Administrative Error. If the percentage of a Participant’s Annual Benefit Salary or Wages contributed on his behalf to the Plan as a Pre-Tax Contribution is less than 6% for any payroll period, then, except as otherwise provided in Section 2.01 (a), such Pre-Tax Contribution shall be a Basic Contribution and the Employee’s After-Tax Contribution, if any, for that payroll period shall be a Basic Contribution to the extent it does not exceed the difference between (i) 6% of the Employee’s Annual Benefit Salary or Wages for such payroll period and (ii) the Employee’s Pre-Tax Contribution for such payroll period; any remaining After-Tax Contribution shall be a Supplementary Contribution; provided, however, that the Administrative Committee may determine that different percentage allocations between Basic and Supplementary Contributions are required to correct an Administrative Error to the extent a Participant elects under this Section 3.01 to make, or under Section 4.01 to reduce, his Pre-Tax Contribution and/or After-Tax Contributions below 6% of his Annual Benefit Salary or Wages, then such Contribution shall be deemed to be made first to correct any Administrative Error. Pre-Tax Contributions and After-Tax Contributions will begin with the first payroll period commencing after the Enrollment Date on which the Employee begins participation in the Plan.
          Section 3.02. Payroll Period Basis. Pre-Tax Contributions and After-Tax Contributions shall be computed on a payroll period basis. Pre-Tax Contributions and After-Tax

Contributions during each payroll period shall be remitted to the Trustee as soon as practicable after the end of such payroll period.
          Section 3.03. Contributions from Salary and Wages. Except for a Rollover Contribution pursuant to Article 7, a Participant shall be entitled to contribute to the Plan only through Pre-Tax Contributions and After-Tax Contributions from his Annual Benefit Salary or Wages. No deduction shall be made until the Employee has authorized the Administrative Agent by Telephonic Notification to deduct from his Annual Benefit Salary or Wages the amount of the Pre-Tax Contribution or After-Tax Contribution to the Plan, specifying the exact percentage.
          Section 3.04. Elections Under the Bristol-Myers Squibb Plan. All elections made by Participants that are in force under the Bristol Myers Squibb Plan as of the Effective Date, shall be recognized and enforced under this Plan until changed by the Participant in accordance with the provisions of this Plan including, but not limited to, contribution elections under Section 3.01, investment elections under Section 8.02, and beneficiary designations under Section 18.01. Any election by a Participant under the Bristol-Myers Squibb Plan to invest Pre-Tax Contributions, After-Tax Contributions or Rollover Contributions in any investment fund offered under the Bristol-Myers Squibb Plan that is not an Investment Fund under this Plan, shall be invested in the Investment Fund selected by the Administrative Committee.
          Section 3.05. Catch-Up Contributions. All Employees who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make up catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of (a) the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code, (b) performing the average deferral test, (c) determining the amount of the Matching Contribution under Section 5.01 of the Plan, or (d) the limitations imposed by Section 3.01. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(l1), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.
ARTICLE 4
CHANGE IN CONTRIBUTIONS
          Section 4.01. Contribution Change Notification. A Participant may change, effective as of the first day of the next payroll period (or as soon thereafter as administratively feasible), the percentage of his Annual Benefit Salary or Wages that he has authorized as his Pre-Tax Contributions or After-Tax Contributions to another permissible percentage by giving Telephonic Notification to the Administrative Agent. Notwithstanding anything above to the contrary, if the Participant’s Pre-Tax Contributions must be reduced to meet the nondiscrimination requirements of Section 401(k) of the Code, then to the extent the Participant authorizes, the Participant may change the percentage of his Annual Benefit Salary or Wages authorized as his After-Tax Contributions to include such former Pre-Tax Contributions by giving Telephonic Notification to the Administrative Agent.
          Section 4.02. Effectiveness of Change. In the event of a change in the Annual Benefit Salary or Wages of a Participant, the percentage of his Pre-Tax Contributions and After-

Tax Contributions, if any, currently in effect shall be applied as soon as practicable with respect to such changed Annual Benefit Salary or Wages, without action by the Participant.
          Section 4.03. Suspension of Contributions. In the event that, pursuant to a Participant’s satisfaction of the conditions set forth in Section 12.02, the Administrative Committee approves a withdrawal of Pre-Tax Contributions from the Plan due to Financial Hardship, his Pre-Tax Contributions and After-Tax Contributions under the Plan may be suspended for the six-month period commencing on the date of the Financial Hardship withdrawal under the Plan in accordance with Article 12.
ARTICLE 5
EMPLOYING COMPANY CONTRIBUTIONS
          Section 5.01. Matching Contributions.
     (a) Subject to the provisions of Article 6 and Section 2.01, for each payroll period each Employing Company shall contribute, on behalf of each eligible Group A Participant in its employ during that payroll period, an Employing Company Contribution equal to 75% of the Participant’s Basic Contributions, (whether consisting of Pre-Tax Contributions, After-Tax Contributions, or a combination thereof) for that payroll period.
     (b) Subject to the provisions of Article 6 and Section 2.01, for each payroll period each Employing Company shall contribute, on behalf of each eligible Group B Participant in its employ during that payroll period, an Employing Company Contribution equal to 100% of the Participant’s Basic Contributions (whether consisting of Pre-Tax Contributions, After-Tax Contributions, or a combination thereof) for that payroll period.
     (c) Any amount applied as a credit in reduction of an Employing Company Contribution for any payroll period in accordance with Section 13.05 shall be considered as a part of the Employing Company Contribution for such payroll period. Any Employing Company Contribution made with respect to any portion of a Participant’s Basic Contribution that is attributable to the correction of an Administrative Error shall be calculated separately.
          Section 5.02. Remittance of Employing Company Contributions. Employing Company Contributions made pursuant to Section 5.01 with respect to each Participant’s periodic Basic Contributions shall be remitted to the Trustee as soon as practicable after the end of each payroll period.
          Section 5.03. Supplementary Contributions Not Matched. Employing Company Contributions will not be made with respect to Supplementary Contributions.
          Section 5.04. Qualified Nonelective Contributions. Qualified Nonelective Contributions may be made by an Employing Company on behalf of Employees who are not Highly Compensated Employees, in order to satisfy the Actual Deferral Percentage tests under Section 401(k)(3) of the Code and the Actual Contribution Percentage test under

Section 401(m)(2) of the Code. Where made to satisfy each such test, Qualified Nonelective Contributions shall be allocated among those Employees eligible to participate in the Plan who are not Highly Compensated Employees, beginning with the Employee who has the lowest amount of compensation within the meaning of Section 414(s) of the Code for the Plan Year to which the contributions relate and allocating to his account whatever amount is required to satisfy the test, limited to the maximum permitted under Section 415 of the Code, and if further allocations are required, repeating the same procedure with respect to each Employee having the next lowest amount of compensation (as defined under Section 414(s) of the Code) for the year, until the Employer shall determine that the test has been satisfied. Notwithstanding the foregoing, any Qualified Nonelective Contribution will satisfy the limits set forth in section 1.401(k)-2(a)(6) of the Treasury Regulations. An Employing Company shall maintain records sufficient to demonstrate satisfaction of each such test and the amount of Qualified Nonelective Contributions used in each such test. Qualified Nonelective Contributions may also be made, where appropriate, to correct an Administrative Error. Qualified Nonelective Contributions shall be allocated as of a date within, and made before the last day of the twelvemonth period immediately following, the Plan Year to which the contributions relate.
          Section 5.05. Fixed Contributions. Subject to the provisions of Article 6 and Section 2.01 and the following sentence, each Employing Company shall contribute, on behalf of each Group B Participant who is in its employ on the last day of the Plan Year, an amount equal to 2% of the Participant’s Annual Benefit Salary or Wages for the Plan Year paid while the individual was an active Group B Participant. For any Group B Participant described in the preceding sentence who is not in the employ of an Employing Company on the last day of the Plan Year but is in the employ of an Affiliate or of a foreign affiliate (as defined in Section 3121(1)(6) of the Code) of an Employing Company on the last day of the Plan Year, the Employing Company shall contribute an amount equal to 2% of the Participant’s Annual Benefit Salary or Wages from the Employing Company for the portion of the Plan Year during which the Participant was in the employ of the Employing Company as an active Group B Participant. Fixed Contributions for a Plan Year shall be paid to the Trust no later than the tax return due date (including extensions) for Zimmer’s federal income tax return for the tax year ending with the Plan Year.
ARTICLE 6
LIMITATIONS ON CONTRIBUTIONS
          Section 6.01. Contributions Subject to Limitations. Any provision of Article 3 or Article 5 to the contrary notwithstanding, the Pre-Tax Contributions, After-Tax Contributions and Employing Company Contributions made on behalf of a Participant under this Plan for any Plan Year shall be subject to the limitations of this Article 6.
          Section 6.02. Limitation on Annual Additions.
     (a) Anything to the contrary notwithstanding, the Plan shall be administered in a manner that will result in its complying with the provisions of Section 415 of the Code. In the case of a Participant who is permanently and totally disabled (as defined in Section 21(e)(3) of the Code) and is eligible to receive disability payments under a disability pay plan maintained by his Employing Company, the term “Participant’s compensation” shall mean the compensation the Participant would have received for the year if the Participant was paid at the rate of compensation paid immediately before becoming permanently and totally disabled.
     (b)
     (i) In addition to other limitations set forth in the Plan and notwithstanding any other provisions of the Plan, the annual additions (within the meaning of Section 415(c)(2) of the Code) under the Plan (and all other defined contribution plans required to be aggregated with this Plan under the provisions of Section 415 of the Code), shall not increase to an amount in excess of the amount permitted under Section 415 of the Code at any time. For purposes of this paragraph and for determining compliance with Section 415 of the Code, compensation shall mean compensation as defined in Section 415(c)(3) of the Code.
     (ii) In the case where (A) this Plan and another defined contribution plan of the Employer cover the same Participant and (B) reductions in either the amount of annual additions under this Plan or the amount of annual additions under such other plan with respect to the Participant are necessary to comply with Code Section 415, a reduction in the annual additions under such other plan or plans to the Participant shall be made to the extent necessary to comply with Code Section 415 prior to any reduction in the annual additions under this Plan with respect to the Participant.
     (iii) A Limitation Year, for purposes of applying this Section 6.02, means the twelve (12) month period commencing January 1 and ending December 31.
     (iv) Notwithstanding anything to the contrary in this Section 6.02, the special transitional relief afforded by Section 235 of the Tax Equity and Fiscal Responsibility Act of 1982, as amended, is specifically incorporated herein.
     (c) To comply with the limitations on annual additions of this Section 6.02, annual additions shall be reduced or eliminated in accordance with the order set forth below, and any Pre-Tax Contributions or After-Tax Contributions of a Participant that are in excess of those permitted by the limitations shall be returned to him, unless he has elected to have any such Pre-Tax Contributions credited to the Participant’s book account under the Benefit Equalization Plan of Zimmer Holdings, Inc. and its Subsidiary or Affiliated Corporations Participating in the Zimmer Holdings, Inc. Savings and Investment Program, and any contributions of any Employing Company based upon any such excess Pre-Tax Contributions shall be applied in reduction of the Employing Company’s obligation to contribute to the Plan on behalf of other Participants:

     (i) Pre-Tax Contributions in excess of 6% of the Participant’s Annual Benefit Salary or Wages;
     (ii) Remaining Pre-Tax Contributions;
     (iii) Employing Company Contributions;
     (iv) After-Tax Contributions that are deemed to be Supplementary Contributions;
     (v) After-Tax Contributions that are deemed to be Basic Contributions; and
     (vi) Qualified Nonelective Contributions.
          Section 6.03. Limitation on Pre-Tax Contributions, After-Tax Contributions and Employing Company Contributions. The Pre-Tax Contributions, After-Tax Contributions, and Employing Company Contributions (other than Fixed Contributions) made on behalf of any Participant for any Plan Year, when expressed as a percentage of such Participant’s compensation within the meaning of Section 414(s) of the Code for such Plan Year, shall not exceed the Actual Deferral Percentage permitted by Section 401(k)(3) of the Code or the Actual Contribution Percentage permitted by Section 401(m)(2) of the Code for such Plan Year. In determining whether any such Contributions exceed the Actual Deferral Percentage permitted by Section 401(k)(3) of the Code or the Actual Contribution Percentage permitted by Section 401(m)(2) of the Code, Zimmer shall use the current year testing method. To comply with the requirements of Sections 401(k)(3) and 401(m)(2) of the Code, the Administrative Committee may, in its sole discretion, take either or both of the following actions: (i) reduce all or any portion of the current and future contributions to be made by or on behalf of any Participant or group of Participants for any Plan Year in the manner set forth in Subsection (a); or (ii) reduce all or any portion of the contributions previously made by or on behalf of any Participant or group of Participants for a Plan Year in the manner set forth in Subsection (b).
     (a) If the Administrative Committee shall determine that the contributions on behalf of any Participant or group of Participants might result in discrimination in contributions in favor of Employees who are Highly Compensated Employees or might cause the Plan to violate the requirements of Sections 401(k) or 401(m) of the Code, the Administrative Committee shall, regardless of elections filed under Section 3.01, have the right to cause such adjustments to be made in current or future Pre-Tax Contributions or After-Tax Contributions and Employing Company Contributions (other than Fixed Contributions) on behalf of such Participant or Participants as will, in the Administrative Committee’s opinion, avoid such discrimination and satisfy the requirements of Sections 401(k) and/or 401(m) of the Code, including without limitation the right to reduce or suspend the amount of future Pre-Tax Contribution or After-Tax Contributions or Employing Company Contributions (other than Fixed Contributions) previously authorized by, or made on behalf of, a Participant or Participants. To the extent it is deemed necessary to limit Pre-Tax Contributions or After-Tax Contributions or Employing Company Contributions

(other than Fixed Contributions) of Participants to meet the nondiscrimination requirements of Sections 401(k) or 401(m) of the Code, (i) the Pre-Tax Contributions, After-Tax Contributions and Employing Company Contributions (other than Fixed Contributions) of each Participant who is not a Highly Compensated Employee and of each Participant who is a Highly Compensated Employee whose Actual Deferral Percentage (as defined in Section 401(k)(3) of the Code) or Contribution Percentage (as defined in Section 401(m)(3) of the Code) is not expected to exceed the permitted Actual Deferral Percentage or Contribution Percentage under Sections 401(k) or 401(m) of the Code, as the case may be, shall be honored in accordance with each such Participant’s authorization and (ii) the Pre-Tax Contributions, After-Tax Contributions and a proportionally corresponding amount of Employing Company Contributions (other than Fixed Contributions), if necessary, of each Participant who is a Highly Compensated Employee whose Actual Deferral Percentage or Contribution Percentage is expected to exceed the permitted Actual Deferral Percentage or Contribution Percentage for such group under Sections 401(k) or 401(m) of the Code, shall be subject to adjustment, which shall be accomplished by reducing by one percent the Pre-Tax Contributions and/or After-Tax Contributions that constitute Supplementary Contributions of those Participants whose Contribution Percentage for the Plan Year is expected to be the greatest, then, to the extent deemed necessary, by reducing by one percent the Pre-Tax Contributions and/or After-Tax Contributions of such Participants that constitute Basic Contributions of such Participants and the Employing Company Contributions (other than Fixed Contributions) made with respect to Basic Contributions of such Participants (whether such Basic Contributions are made in the form of Pre-Tax Contributions or After-Tax Contributions); in the event further reduction is deemed necessary, those Participants whose Actual Deferral Percentage or Contribution Percentage is expected to be the greatest after taking the prior reduction into account will have their Pre-Tax Contributions and/or After-Tax Contributions that constitute Supplementary Contributions or Basic Contributions and, if deemed necessary, their Employing Company Contributions (other than Fixed Contributions) reduced in the same manner; such process will be repeated until the Administrative Committee shall determine that the maximum permitted Actual Deferral Percentage or Contribution Percentage for the group of Highly Compensated Employees will not be exceeded. The decision of the Administrative Committee in this regard shall be final and shall not be subject to question by the Trustee, Administrative Agent, or by any Participant or group of Participants.
     (b) In the event that the Plan does not comply with the nondiscrimination requirements of Sections 401(k) or 401(m) after the reduction (if any) described in Subsection (a) (and after any Qualified Nonelective Contributions have been considered) for any Plan Year, the Administrative Committee shall determine (i) the sum total of the contributions made by or on behalf of all of the Participants that would be considered Excess Contributions (within the meaning of Section 401(k)(8)(B) of the Code) and (ii) the sum total of the contributions made by or on behalf of all of the Participants that would be considered Excess Aggregate Contributions (within the meaning of Section 401(m)(6)(B) of the Code) and shall take the following corrective steps to eliminate each sum total:
     (i) with respect to the sum determined in (i), the Pre-Tax Contributions made by the Participant who has the highest dollar amount of such contributions for the Plan Year and is a Highly Compensated Employee shall be reduced by the amount required to cause his Pre-Tax Contributions to equal those made by the Highly Compensated Employee having the next highest dollar amount of Pre-Tax Contributions, and the part of the first Participant’s Pre-Tax Contributions equal to the amount of the dollar reduction (and any income allocable to that part) shall be distributed to him by no later than the close of the immediately following Plan Year, or if his Employing Company so elects within two and one-half (2 ½) months after the close of the Plan Year to which the recharacterization relates, shall be treated as distributed to and recontributed by him to the Plan, provided that in such case the Employing Company shall provide timely notice of such treatment to the Participant and the Internal Revenue Service; and
     (ii) with respect to the sum determined in (ii), the After-Tax Contributions and Employing Company Contributions (other than Fixed Contributions) made by or on behalf of the Participant who has the highest dollar amount of such contributions for the Plan Year and is a Highly Compensated Employee shall be reduced by the amount required to cause such contributions to equal those made by the Highly Compensated Employee having the next highest dollar amount of such contributions, and the part of the first Participant’s After-Tax Contributions and Employing Company Contributions (other than Fixed Contributions) equal to the amount of the dollar reduction (and any income allocable to that part) shall be distributed to him and to the extent forfeitable shall be forfeited by no later than the close of the immediately following Plan Year; and
     (iii) if further reductions are required to eliminate such sums after the reductions described above, the same procedure shall be repeated with respect to each next succeeding level of Highly Compensated Employees having the now highest dollar amount of contributions until the Administrative Committee shall determine that the maximum permitted Actual Deferral Percentage or Contribution Percentage for the group of Highly Compensated Employees will not be exceeded; provided that if at any step a lesser reduction would equal the total sum still to be eliminated, then only the lesser reduction amount shall be distributed, recharacterized or forfeited.
          Section 6.04. Dollar Limitation on Pre-Tax Contributions.

     (a) The amount of Pre-Tax Contributions for a Participant for his taxable year shall be limited to the maximum amount permitted to be deferred for that year under Section 402(g)(l) and (5) of the Code (the “maximum deferral amount”). Any Pre-Tax Contributions that would be considered to be excess deferrals (within the meaning of Section 402(g)(2) of the Code, but excluding amounts described in Section 1105(c) of the Tax Reform Act of 1986), shall be distributed to the Participant in accordance with the rules of Subsection (b).
     (b) To the extent the Participant has made Pre-Tax Contributions to the Plan in excess of the amount set forth in Subsection (a) (an “Excess Deferral”), such Excess Deferrals shall be distributed to him no later than the 15th day of April following the end of the taxable year during which such Pre-Tax Contributions are made. If, for a taxable year, a Participant makes Pre-Tax Contributions to this Plan and to any other plan or arrangement, he may allocate the amount of any Excess Deferrals for such taxable year among such plans. No later than the first day of March following the close of the taxable year during which the Excess Deferrals are made, the Participant shall notify the Administrative Committee in writing of the amount of the Excess Deferrals allocated to this Plan. Such Excess Deferrals shall then be distributed (including income thereon) to the Participant no later than the following April 15th and shall not be deemed to be annual additions for the limitation year in which made.
ARTICLE 7
ROLLOVER CONTRIBUTIONS
          Section 7.01. Eligibility. An Employee (whether or not otherwise a Participant) may make a “Rollover Contribution” to the Plan at any time consisting of either an “Eligible Rollover Distribution” or an “Individual Retirement Account Rollover Contribution.” This Article 7 shall apply to an Employee who receives a distribution that is attributable to his or her spouse following the death of such spouse in the same manner as this Article 7 applies to distributions received by the Employee on his or her own behalf.
          Section 7.02. Investment and Distribution of Rollover Contributions. Any Rollover Contribution shall be held in a separate account (with amounts consisting of after-tax employee contributions separately accounted for), shall be invested in accordance with the direction of the Participant pursuant to Article 8, shall be distributed in the same manner and at the same time as described in Articles 11 and 13 with respect to a distribution to such Employee of benefits under the Plan, and shall be subject to the provisions of Article 22, to the extent applicable.
          Section 7.03. “Eligible Rollover Distribution” means a distribution to an Employee from (a) a profit-sharing, pension or stock bonus plan meeting the requirements of Section 401 (a) of the Code, (b) an eligible deferred compensation plan described in Section 457(b) of the Code that is maintained by an eligible employer described in Section 457(e)(l)(A) of the Code, or (c) an annuity contract described in Section 403(b) of the Code; paid to an Employee that constitutes an “eligible rollover distribution” within the meaning of Section 402(c)(4) of the Code, provided that (i) such distribution is directly transferred to the Plan in the manner provided under Section 401(a)(31)(C) of the Code, or (ii) where the

Employee receives such a distribution, such distribution (or the cash proceeds of the sale of other property received in such distribution) is transferred to the trust under this Plan on or before the 60th day after the day on which the Employee received the property distributed. The maximum amount that may be transferred shall not exceed the portion of such distribution that would be includable in his gross income in the absence of such rollover; provided, however, that the Plan will accept rollovers of after-tax employee contributions as permitted in Section 401(a)(31)(B) of the Code, and such contributions will be separately accounted for under the Plan. The amount so transferred must consist of cash distributed from such other plan or any portion of the cash proceeds from the sale of distributed property other than cash, to the extent permitted by Section 402(c)(6) of the Code.
          Section 7.04. “Individual Retirement Account Rollover Contribution” means the entire amount received by an Employee from an individual retirement account representing the entire amount in the account if no part of the amount in the account is attributable to any source other than a rollover contribution from (i) an employee’s trust described in Section 401 (a) of the Code, which is exempt from tax under Section 501 (a) of the Code, or (ii) a qualified annuity plan meeting the requirements of Section 403(a) and, in the case of an individual retirement account, any earnings on such sums. An Individual Retirement Account Rollover Contribution will be accepted only if the entire qualifying amount was received by the Employee in cash, and only such cash amount is included in the Individual Retirement Account Rollover Contribution.
ARTICLE 8
INVESTMENT CHOICES OF PARTICIPANT
          Section 8.01. Establishment of Investment Funds. The Benefits Committee shall establish the Zimmer Stock Fund and such other Investment Funds as it shall determine to be necessary or appropriate for the purpose of providing Participants with options for the investment of their Plan accounts and may, from time to time, (i) establish additional Investment Funds, (ii) liquidate (or provide that no new investments be made in), or change the permissible investments of existing Investment Funds, or (iii) open an Investment Fund that had previously been closed to new investments by Participants pursuant to Section 8.01(ii) above. There shall also be established a Participant Loan Fund from which all loan proceeds shall be disbursed and to which the outstanding balance of, and accrued interest on, any outstanding loan shall be credited. Effective December 2, 2009, the Benefits Committee shall liquidate the Zimmer Stock Fund.
          Section 8.02. Investment Elections. Each Participant shall make separate investment elections with respect to (i) Pre-Tax Contributions, (ii) After-Tax Contributions, (iii) Rollover Contributions, and (iv) Employing Company Contributions. Each Participant shall direct, at the time the Participant elects to participate in the Plan, that the Pre-Tax Contributions, After-Tax Contributions, Rollover Contributions and any Employing Company Contributions made on his behalf be invested, in 1% increments, in any one or a combination of the Investment Funds. Investment elections given by a Participant shall continue in effect until changed by the Participant. A Participant may change investment elections as to future Pre-Tax Contributions, After-Tax Contributions, Rollover Contributions, and Employing Company Contributions as of the first day of the next payroll period (or as soon thereafter as administratively feasible) by giving Telephonic Notification to the Administrative Agent. Effective September 2, 2008, a

Participant may not direct that any contributions allocated to his Plan accounts on or after September 2, 2008 be invested in the Zimmer Stock Fund.
          Section 8.03. Election to Transfer Amounts Between Investment Funds. As of any Valuation Date, a Participant may direct that the amount in such Participant’s account invested in any Investment Fund be liquidated in 1% increments and the proceeds invested in one or more of the Investment Funds in the manner the Participant shall designate. The provisions of this Section 8.03 shall also apply to a Participant, Former Participant, Inactive Participant or Beneficiary, whose account shall not have been distributed as provided in Section 13.02 or 13.03(a) and, with respect to the undistributed portion of his account, to a Former Participant or Beneficiary who has elected distribution of his account in installments as provided in Section 13.01(b) or Section 13.02. Any direction under this Section 8.03 shall be given by Telephonic Notification to the Administrative Agent. Effective September 2, 2008, a Participant, Former Participant, Inactive Participant or Beneficiary may not direct that any amount in his Plan accounts be liquidated and the proceeds invested in the Zimmer Stock Fund.
          Section 8.04. Dividend Reinvestment. Dividends and other distributions received by the Trustee with respect to Zimmer Stock held in the Zimmer Stock Fund shall be invested in the Zimmer Stock Fund. Dividends, interest and other distributions received by the Trustee with respect to any other Investment Fund shall be invested in the same Investment Fund in which the investment yielding such dividend, interest or other distribution is held.
          Section 8.05. Investment of Qualified Nonelective Contributions. A Qualified Nonelective Contribution made on behalf of a Participant to correct an Administrative Error shall be invested in such Investment Fund determined by the Administrative Committee, until the Participant directs otherwise. A Qualified Nonelective Contribution made to satisfy the requirements of Sections 401(k)(3) and 401(m)(2) of the Code shall be invested in accordance with the Participant’s current separate investment election applicable to Pre-Tax Contributions.
          Section 8.06. Investment of Recovered Claims. In the event that the Plan receives a recovery from a claim filed by the Trustee for the benefit of the Plan and/or certain Participants and Beneficiaries, the Administrative Committee shall, in its discretion, determine the accounts and the Investment Funds to be credited. To the extent possible, the Administrative Committee shall credit the accounts of Participants and Beneficiaries on whose behalf the claim was made, but, if such Participants and Beneficiaries cannot be clearly identified, or it is administratively unfeasible to so determine them, the Administrative Committee may, in its sole discretion, determine to benefit a class of Participants and Beneficiaries that it deems represents such Participants and Beneficiaries. Where the recovery is related to an Investment Fund, the Administrative Committee may determine that such recovery shall be deposited in such Investment Fund (or the Investment Fund that most closely resembles such Investment Fund) for the benefit of the Participants and Beneficiaries currently investing in such Investment Fund.
          Section 8.07. Investment of Accounts From Merged Plans. Except as provided in this Article 8, any funds transferred by a Participant to the Plan pursuant to Section 23.03 shall initially be invested in the Plan’s available Investment Funds as determined by the Administrative Committee.

ARTICLE 9
MAINTENANCE AND VALUATION OF PARTICIPANTS’ ACCOUNTS
          Section 9.01. Maintenance of Separate Accounts. The Administrative Committee shall establish for each Participant separate accounts, which shall reflect separately (i) Pre-Tax Contributions, (ii) After-Tax Contributions (Post-1986), (iii) After-Tax Contributions (Pre-1987), (iv) Rollover Contributions, (v) Group A Employing Company Contributions, (vi) Qualified Nonelective Contributions, (vii) Group B Employing Company Contributions (matching), (viii) Fixed Contributions, (ix) Centerpulse Plan QVEC Account, (x) Centerpulse Plan Employer Matching Account, (xi) Centerpulse Plan After-Tax Account, and (xii) Centerpulse Plan Rollover Account, and the investment return on each of the foregoing, and shall reflect any transfers to or transfers, withdrawals or distributions from such accounts.
          Section 9.02. Valuation of Mutual Fund Investment Funds. The value of each Participant’s account in an Investment Fund that consists solely of a single mutual fund registered under the Investment Company Act of 1940 shall be accounted for in shares of such mutual fund. Contributions and inter-Investment Fund transfers shall be converted into shares based on the fair market value of a share of each such Investment Fund on the Valuation Date applicable, and the number of shares in the affected Investment Funds shall be adjusted accordingly. The value of a Participant’s account under the Plan invested in such Investment Funds shall be determined by multiplying the number of shares in each such Investment Fund held on his behalf by the fair market value of a share as of the relevant Valuation Date.
ARTICLE 10
VESTING
          Section 10.01. Pre-Tax Contributions, After-Tax Contributions, Qualified Nonelective Contributions and Rollover Contributions Fully Vested. Amounts attributable to Pre-Tax Contributions, After-Tax Contributions or “catch-up contributions” from a Participant’s Annual Benefit Salary or Wages, Qualified Nonelective Contributions, or Rollover Contributions made by a Participant pursuant to Article 7 shall be fully vested in him at all times.
          Section 10.02. Vesting of Employing Company Contributions. Except as provided in Sections 10.03 or 10.04, the amount attributable to Employing Company Contributions credited to a Participant’s account that is vested shall be a percentage of the total amount attributable to Employing Company Contributions credited to his account, determined on the basis of his Years of Service, according to the schedule below:

Years of Service Completed	Vested Percentage
Less than 1	-0-
1	20%
2	40%
3	60%
4	80%
5	100%
          Section 10.03. Employing Company Contributions Fully Vested on Effective Date. The above notwithstanding, as of the Effective Date, all amounts transferred from the Bristol-Myers Squibb Plan to this Plan shall be 100% vested.
          Section 10.04. Full Vesting Upon Retirement or Death. The above notwithstanding, a Participant shall be 100% vested in amounts attributable to Employing Company Contributions as provided in Article 13, but in no event later than upon his attaining age 65 while an Employee.
          Section 10.05. Full Vesting Upon Disability. In the case of a Participant or Inactive Participant who becomes eligible for benefits under a long-term disability pay plan maintained by his Employing Company, amounts attributable to Employing Company Contributions shall be 100% vested.
ARTICLE 11
METHOD OF PAYMENT UPON DISTRIBUTION OR WITHDRAWAL
          Section 11.01. Method of Payment. A distribution or withdrawal from a Participant’s account shall be paid in the following manner:
     (a) With respect to amounts invested in the Zimmer Stock Fund, payment shall be made in cash; except that a Participant may elect, upon termination of employment or retirement or in a withdrawal described in Article 12 to receive Zimmer Stock in lieu of cash in an amount equal to the portion of his account balance that is invested in the Zimmer Stock Fund. If a Participant elects a distribution or withdrawal of Zimmer Stock, in the case of any fractional share, payment shall be in cash on the basis of the closing price per share of Zimmer Stock on the New York Stock Exchange on the Valuation Date as of which distribution or withdrawal is to be made. For the purposes of distribution and withdrawal, there shall be deemed to be in a Participant’s account on the Valuation Date as of which distribution or withdrawal is to be made a number of shares of Zimmer Stock determined by dividing the total value of the amount invested in Zimmer Stock in such Participant’s account on such Valuation Date by the closing price per share of Zimmer Stock on the New York Stock Exchange on such Valuation Date. Effective December 2, 2009, all amounts allocated to a Participant’s Plan accounts that are invested in the Zimmer Stock Fund shall be transferred to and invested in the Fidelity Freedom Fund appropriate for the Participant’s age on December 2, 2009. On and after December 2, 2009, all distributions from the Plan shall be in cash.

\

     (b) With respect to amounts invested in the Participant Loan Fund, such amounts shall be reduced by the amount of the loan then outstanding and with respect to any remaining amount, payment shall be in cash.
     (c) With respect to amounts invested in Investment Funds other than the Zimmer Stock Fund or the Participant Loan Fund, payment shall be in cash.
ARTICLE 12
WITHDRAWALS AND LOANS FROM ACCOUNT
          Section 12.01. Withdrawal of After-Tax Contributions, Employing Company Contributions, and Rollover Contributions. Subject to the provisions of this Article 12, a Participant (which term for purposes of this Article 12 shall include an Inactive Participant) who remains in employment may make withdrawals from his account of Employing Company Contributions, and earnings and appreciation thereon, no more than a total of 1 time in any one Plan Year, and withdrawals from his account of After-Tax Contributions and Rollover Contributions, and earnings and appreciation thereon, no more than a total of 4 times in any one Plan Year. Withdrawals shall be for not less than $300.00, except that the entire value of a Participant’s After-Tax Contributions may be withdrawn. Any withdrawal by a Participant shall be counted as a withdrawal under the preceding sentence unless such withdrawal is made pursuant to Section 12.02 of the Plan. Withdrawals pursuant to this Section 12.01 shall be made in the following order of priority:
     (a) FIRST, from After-Tax Contributions made prior to January 1, 1987, which shall not exceed the lesser of (i) the amount of all After-Tax Contributions from his Annual Benefit Salary or Wages made prior to January 1, 1987 (but not any earnings thereon), adjusted for the amount of any previous distributions or withdrawals that have been made from the Plan up to but not exceeding the amount of such After-Tax Contributions, or (ii) the amount in his account attributable to such After-Tax Contributions.
     (b) SECOND, from After-Tax Contributions made on and after January 1, 1987 and the earnings and appreciation on such After-Tax Contributions, so long as the Participant has withdrawn or requested withdrawal of the entire amount available to him under Section 12.01 (a), which amount shall not exceed the total of (i) the lesser of (x) the amount of all After-Tax Contributions from his Annual Benefit Salary or Wages made on and after January 1, 1987 (but not any earnings thereon), adjusted for the amount of any previous distributions or withdrawals that have been made with respect to such After-Tax Contributions, or (y) the amount in his account attributable to such After-Tax Contributions and (ii) the amount in his account attributable to the earnings and appreciation on such After-Tax Contributions.
     (c) THIRD, from After-Tax Contributions made prior to January 1, 1987 that are not included in paragraph (a) and the earnings and appreciation on After-Tax Contributions made prior to January 1, 1987, so long as the Participant has withdrawn or requested withdrawal of the entire amount available to him under Sections 12.01(a) and (b), which amount shall not exceed the total of (i) the lesser of (x) the amount of all After-Tax Contributions from his Annual Benefit Salary or Wages made prior to January 1, 1987 and not included under paragraph (a) (but not any earnings thereon), adjusted for the amount of any previous distributions or withdrawals that have been made with respect to such After-Tax Contributions, or (y) the amount in his account attributable to such After-Tax Contributions and (ii) the amount in his account attributable to the earnings and appreciation on such After-Tax Contributions.
     (d) FOURTH, from Rollover Contributions plus earnings and appreciation thereon, so long as the Participant has withdrawn or requested withdrawal of the entire amount available to him under Section 12.01 (a), (b) and (c), which shall not exceed the amount in his account attributable to Rollover Contributions plus earnings and appreciation thereon.
     (e) FIFTH, from Employing Company Contributions plus earnings and appreciation thereon, so long as the Participant has withdrawn or requested withdrawal of the entire amount available to him under Sections 12.01(a), (b), (c) and (d), which shall not exceed the amount in his account attributable to Employing Company Contributions plus earnings and appreciation thereon. A Participant may not make a withdrawal under this Subsection (e) unless (i) he is 100% vested in the total amount in his account and (ii) he has not made a withdrawal under this Section or any predecessor provision during the calendar year. No Employing Company Contributions will be made for six months following a withdrawal under this Section 12.01(e), unless the Participant has demonstrated a Financial Hardship (as provided in Section 12.02).
     (f) Qualified Nonelective Contributions plus earnings and appreciation thereon may not be withdrawn at any time on account of hardship.
          Section 12.02. Withdrawals of Pre-Tax Contributions.
     (a) A Participant may, upon proof of Financial Hardship satisfactory to the Administrative Committee, elect to withdraw such portion of his account that is attributable to his Pre-Tax Contributions (excluding earnings and appreciation attributable thereto after December 31,1988) as is needed on account of such Financial Hardship, provided he (i) has withdrawn to the maximum extent possible all amounts enumerated in Sections 12.01(a)-(f) hereof, (ii) has taken a nontaxable loan from the Plan to the maximum extent possible, and (iii) has not attained age 59 1/2 and is not disabled and entitled to receive disability payments under a disability pay plan maintained by his Employing Company. Withdrawals under this Article 12 shall be permitted, according to the specific rules adopted by the Administrative Committee, which shall be uniformly applied and consistently followed. The term “Financial Hardship” means an immediate and heavy financial need of the Participant resulting from: (1) expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income); (2) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments); (3) payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant, or the Participant’s spouse, children, or dependents (as defined in Code Section 152 and, for taxable years beginning on or after January 1, 2005, without regard to Code Sections 152(b)(l), (b)(2), and (d)(l)(B); (4) payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence; (5) payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152 and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(d)(l)(B)); (6) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or (7) payment of taxes for which either a deficiency notice, a proposed deficiency notice along with a statement that such proposal will not be contested, or other assessment has been issued by the Internal Revenue Service. A Financial Hardship withdrawal hereunder is limited to the amount of actual financial need that is unavailable to the Participant from the Participant’s other sources. The Administrative Committee may require the Participant to furnish a financial statement disclosing the amount of liquid assets otherwise available to him. The determination with respect to the Financial Hardship shall be made by the Administrative Committee, shall be made on a non-discriminatory basis and applied uniformly to all Participants under similar circumstances. The Administrative Committee will make a determination that a withdrawal is necessary to meet a Financial Hardship of a Participant provided that the Participant satisfies one of the following:
     (i) The Participant certifies that the Financial Hardship will place him and his immediate family in heavy financial need and that the need cannot be relieved:
     (A) through reimbursement or compensation by insurance or otherwise,
     (B) by reasonable liquidation of his assets, to the extent such liquidation would not itself cause an immediate and heavy financial need,
     (C) by cessation of his Pre-Tax Contributions and After-Tax Contributions to the Plan, or
     (D) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by Zimmer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

     (ii) The Participant satisfies the following conditions:
     (A) the Participant has obtained all other available distributions and nontaxable loans available under this Plan or any other plan maintained by an Employing Company, and
     (B) for the six month period following the Financial Hardship withdrawal, all Pre-Tax Contributions under this Plan or any other plan maintained by an Employing Company shall be suspended.
     (b) A Participant who has attained age 59½, who is disabled and entitled to receive disability payments under a disability pay plan maintained by his Employing Company, who is no longer employed by any Employing Company or Affiliate (a “terminated vested Participant”), or who is retired may withdraw, in whole or in part, his Pre-Tax Contributions and earnings and appreciation thereon (provided he has withdrawn to the maximum extent possible all amounts enumerated in Section 12.01(a)-(f) hereof) in an amount of cash specified by the Participant, which shall not exceed the total of (i) the lesser (x) of the amount of all Pre-Tax Contributions from his Annual Benefit Salary or Wages (but not any earnings thereon), adjusted for the amount of any previous distributions or withdrawals which have been made with respect to such Pre-Tax Contributions, or (y) the amount in his account attributable to such Pre-Tax Contributions and (ii) the amount in his account attributable to the earnings and appreciation on Pre-Tax Contributions. A Participant other than a terminated vested Participant or a retired Participant may make no more than a total of four withdrawals in any one Plan Year from his Pre-Tax Contributions under the Plan, other than a withdrawal made under Sections 12.02(a).
          Section 12.03. Manner of Making Withdrawal. A Participant may make withdrawals from his account pursuant to Section 12.01 by giving Telephonic Notification to the Administrative Agent. A Participant may make withdrawals from his account pursuant to Section 12.02, effective as of the Valuation Date following approval by the Administrative Committee or its designee of such withdrawal, by giving at least thirty days (or such lesser number of days as the Administrative Committee may specify) prior written notice to his Employing Company on a form provided by it for such purpose. Payment to a Participant pursuant to a withdrawal election shall be made in cash (except as provided in Section 11.01 (a)) as soon as practicable thereafter and shall be made pro rata from the Investment Funds, including the Zimmer Stock Fund, in which the Participant’s account is invested.
          Section 12.04. Post-1986 After-Tax Contributions. For purposes of the Plan, all After-Tax Contributions contributed to the Plan on and after January 1, 1987 and the earnings and appreciation on such After-Tax Contributions shall be treated as a separate contract for purposes of Section 72 of the Code.
          Section 12.05. Loans to Participants. Upon Telephonic Notification to the Administrative Agent, a Participant who is an Employee may request a loan from the Participant Loan Fund. As soon as practicable after receipt of a loan request containing all required information (subject to, in the case of loans for a period in excess of 60 months, the completion of such documentation as the Administrative Committee may require and approval by the Administrative Committee ) such loan shall be granted, subject to the following terms and conditions:
     (a) The minimum amount of any loan hereunder shall be $1,000. The maximum amount of any loan hereunder (when added to the outstanding balance or all other loans from the Plan) shall be the lesser of (i) fifty percent (50%) of the Participant’s entire vested interest under the Plan, determined as of the Valuation Date coinciding with or next preceding the date of the loan request, and (ii) $50,000, reduced by the excess (if any) of (A) the highest outstanding balance of loans from the Participant during the one-year period ending on the day before the loan was made, over (B) the outstanding balance of loans from the Plan on the date of the loan.
     (b) The interest rate charged on a loan made pursuant to this Section 12.05 for any calendar month shall be a rate fixed by the Administrative Committee at the time the loan is made in accordance with its loan administrative procedures. In no instance shall the rate of interest exceed that permitted by law.
     (c) The principal amount of each loan must be repaid within a period permissible under the Administrative Committee’s loan administrative procedures through equal periodic payments of principal (not less frequently than quarterly), together with interest on the unpaid principal amount at the rate determined in accordance with Section 12.05(b). With the exception of a loan used to purchase a principal residence for a Participant, the repayment period shall not exceed 60 months.
     (d) A Participant who has made repayments with respect to an outstanding loan from the Plan for a period of at least 12 calendar months may prepay the entire outstanding balance of such loan at any time (but may not make a partial prepayment).
     (e) Each loan to a Participant shall be secured by fifty percent (50%) of his entire vested interest under the Plan.
     (f) No distribution shall be made to any Participant or Inactive Participant, Former Participant or to a Beneficiary unless and until all unpaid loans, including accrued interest thereon, have been liquidated. If the loan is not repaid, the outstanding loan principal and accrued interest shall be treated as a distribution to the Participant.
     (g) Upon repayment by a Participant of the principal and interest of any loan, whether in whole or in part, amounts credited to the Participant Loan Fund shall to the extent of such repayment be reduced, and the cash received shall be reinvested in accordance with the then current investment directions of the Participant applicable to the contributions which were the source of loan.

     (h) Each Participant to whom a loan is made agrees, by endorsement of the check representing the proceeds of the loan, (i) that such loan shall be secured by fifty percent (50%) of his entire vested interest in the Plan, (ii) to repay such loan as provided herein by payroll deduction or otherwise, and (iii) that he accepts the terms and conditions of such loan as set forth herein and/or as disclosed by the Administrative Committee. Loans for a term of not more than 60 months may be effectuated by Telephonic Notification to the Administrative Agent. If, within three days after receipt of the check representing the proceeds of the loan the Participant decides not to enter into such loan, he shall return the proceeds of the loan to the Trustee, such loan shall be immediately canceled, and the funds segregated for such loan shall be reinvested as soon as practicable in the Investment Fund from which funds were withdrawn for the purpose of making such loan.
     (i) The Administrative Committee may prescribe such other terms and conditions for loans not inconsistent with the foregoing requirements as the Administrative Committee deems appropriate.
ARTICLE 13
DISTRIBUTION UPON TERMINATION OF EMPLOYMENT
     Section 13.01. Retirement.
     (a) If a Participant or Inactive Participant retires pursuant to a retirement plan of an Employing Company or of an Affiliate, he may elect, in the form and manner prescribed by the Administrative Committee, to receive distribution of his entire account (regardless of the number of his Years of Service) in a single payment upon retirement as provided in Section 13.04. If a Participant or Inactive Participant retires as set forth above and fails to make such election prior to his retirement, payment in respect of his account will be made in a single sum as of the Valuation Date concurrent with or immediately following (i) his attainment of age 65 or (ii) his retirement if his retirement is at or after age 65. For purposes of this Plan, any Employee who terminates his employment after attaining age 55 with ten years of service will be deemed to have terminated his employment due to early retirement.
     (b) If the value of a Participant’s vested account balance (determined as of the applicable Valuation Date) is more than $5,000, in lieu of a single payment, a Participant (which term shall include for purposes of this Section 13.01(b) an Inactive Participant or a Former Participant) may elect to receive payment with respect to his account either (i) in a single payment as of the last Valuation Date of any month subsequent to his retirement date as he shall specify, or (ii) over a period specified by him not exceeding 15 years in monthly, quarterly or annual installments consisting of an amount approximately equal to the amount in his account divided by the number of installments then remaining (including the installment in question) each year payable commencing as of the last Valuation Date of any month following such retirement and as of the last Valuation Date of the same month in each month, quarter or year thereafter until payment of all such installments is made and payment of each such installment shall be made in the manner and on the basis of valuation provided for in Section 11.01 (“15 year installment method”). Any payment pursuant to this paragraph (b) shall be subject to the following:
     (i) no single sum payment may be made and no payment in installments shall commence later than the date upon which such payments must commence under the provisions of Section 13.04(b), and
     (ii) if pursuant to a Participant’s election, payment of installments shall commence after the Participant’s attainment of age 65, then the specified payment period shall not exceed such period as determined by the Administrative Committee which, on an actuarial basis, (A) will provide that the present value of the payments to be made to the Participant is more than 50 percent of the present value of the total payments to be made to the Participant and his beneficiaries and (B) will not extend beyond the life expectancy of such Participant and his designated beneficiary.
     An election under this paragraph (b) shall be made on a form to be provided for the purpose and shall be signed by the Participant and delivered to the Administrative Agent at any time before or after his retirement. A Participant who has elected to defer payment of his account or to receive installment payments may at any time change his election and either accelerate or defer within the limitations prescribed by this paragraph (b), the time or payment of part or all of the remaining amounts in his account. If a Participant should die before complete payment of his account in accordance with this paragraph (b), the amount remaining in his account at his death shall be distributed as soon as practicable to the Beneficiary unless such Participant, Inactive Participant or Former Participant had elected installment payments and had further elected that upon his death prior to receipt of all such amounts, such installment payments shall be continued to the Beneficiary until payment of all remaining installments has been made. In the event such Participant had elected installment payments but had not made a further election, then, if the Participant dies before complete payment of his account, installment payments may be continued to the Beneficiary until payment of all remaining installments is made, if so elected by such Beneficiary.
     Section 13.02. Death. In the case of the death of a Participant (which term shall include for the purposes of this Section 13.02 an Inactive Participant or a Former Participant), the amount in his account as of the Valuation Date (regardless of the number of his Years of Service) will, except as otherwise provided in Sections 13.02(b) or (c):
     (a) be distributed in a lump sum to the Participant’s Beneficiary; or
     (b) if the Participant shall have so elected prior to his death, be distributed to such Participant’s Beneficiary over a period of not less than two years nor more than five years in monthly, quarterly or annual installments consisting of an amount approximately equal to the amount in the Participant’s account divided by the number of installments then remaining (including the installment in question); or

     (c) if the Participant has not prior to his death made an election in accordance with Section 13.02(b), such Participant’s Beneficiary may, within 60 days after the death of such Participant, elect that all of the amounts in the account of such deceased Participant be applied in accordance with Section 13.02(b) as soon as practicable after receipt of such election.
Notwithstanding anything in this Section 13.02 to the contrary, if the value of the Participant’s vested account balance is not more than $5,000 (the “cash-out limit”), distribution of his vested account balance under this Section 13.02 shall be made to the Beneficiary in a single payment as soon as practicable. In the case that distribution is to be made in a lump sum or in installments to the Participant’s Beneficiary, such Beneficiary may, within 60 days after the death of such Participant, elect that commencement of such distribution be delayed to a future Valuation Date; provided, however, that the account of such deceased Participant shall be distributed within five years after the death of such Participant. If any person entitled to a distribution that is to be made in installments shall die before all installments to which he is entitled have been received by him, the remaining installments shall be paid to his executor or administrator. An election by such Participant in accordance with Section 13.02(b) shall be made in the form and manner prescribed by the Administrative Committee and may be similarly revoked at any time prior to his death. An election in accordance with Section 13.02(c) shall be made in the form and manner prescribed by the Administrative Committee.
     Section 13.03. Termination of Employment for Any Reason Other Than Retirement or Death.
     (a) If the employment of a Participant or Inactive Participant terminates for any reason other than retirement, death or transfer to another Employing Company or to any Affiliate that is not an Employing Company, the vested amount in his account shall continue to be held in his account for his benefit and shall be distributed in accordance with Article 11, or Article 18 in the event of his death, at the earlier of (i) his normal retirement date pursuant to a retirement plan of an Employing Company, or an Affiliate that is not an Employing Company, or (ii) his death, unless: either (1) the Participant or Inactive Participant makes an election in the manner provided under Section 13.01(b) (except that the term “termination date” shall be substituted for the term “retirement date”) or (2) the value of his vested account balance (as of any Valuation Date after which the Participant’s employment terminated) is not more than $5,000 (the “cash-out limit”), in which case distribution of his vested account balance shall be made to him in a single payment as soon as practicable as provided in Section 13.04.
     (b) Upon a Participant’s or Inactive Participant’s termination of employment as provided in 13.03(a), his account balance attributable to Employing Company Contributions that has not vested in accordance with Article 10 shall be forfeited, provided that (i) upon his reemployment as an Employee prior to 5 consecutive One Year Breaks in Service if he has not received distribution of his account, or (ii) upon his reemployment as an Employee and repayment of the distribution as provided in Section 13.06(a) if he has received distribution of his account, his Employing Company shall restore to his account an amount equal to the amount which at the date of termination of his employment was not vested and was forfeited. Such amount shall be invested as described in Section 13.06(a) and shall constitute the beginning balance in the Participant’s account attributable to Employing Company Contributions.
     Section 13.04. Timing of Distributions.
     (a) Distributions under this Article 13 shall be made in respect of the Participant’s, Inactive Participant’s or Former Participant’s account as soon as practicable after the Valuation Date corresponding with or immediately preceding the event covering such distribution.
     (b) Notwithstanding any other provision of the Plan with respect to the time of making a distribution under the Plan but subject to the second sentence of this Section 13.04(b), unless the Participant, Inactive Participant or Former Participant elects otherwise pursuant to the provisions of the Plan, a distribution to be made in accordance with Section 13.01 or 13.03 shall be made or commenced no later than the 60th day next following the close of the calendar year in which the Participant attains age 65 or, if later, his employment with an Employing Company, or with an Affiliate, is terminated. Notwithstanding anything in the Plan to the contrary, the distribution of the vested account balance of a Participant, Inactive Participant or Former Participant, including incidental death benefits under Section 401(a)(9)(G) of the Code, if any, may be made under a method of payment that, as of the “required beginning date” (as defined in Section 401(a)(9) of the Code), satisfies the minimum distribution requirements under Section 401(a)(9) of the Code.
     (i) With respect to a Participant, Inactive Participant or Former Participant who attains age 70½ before January 1, 1988 and who, at no time at or after attaining age 66½, was a 5-Percent Owner, the required beginning date shall be no later than the April 1 of the calendar year following the calendar year in which he attains age 70½ or the calendar year in which he retires, whichever is later. For purposes of this Section, 5-Percent Owner shall have the same meaning as that set forth in Section 416(i) of the Code.
     (ii) With respect to a Participant, Inactive Participant or Former Participant who attains age 70½ after December 31,1987 but before the Transition Period, the required beginning date shall be no later than the April 1 of the calendar year following the calendar year in which he attains age 70½. For purposes of this Section, the Transition Period is the period beginning on January 1, 1997 and ending on December 31, 1999.
     (iii) During the Transition Period, each Participant or Inactive Participant who attained age 70 1/2 while employed by an Employing Company or Affiliate and who was not a 5-Percent Owner shall elect a required beginning date that is no later than the later of the April 1 of the calendar year following the calendar year in which he attains age 70½, or his retirement date.
     (iv) Each Participant, Inactive Participant or Former Participant who attains age 70½ on or after January 1, 2000 and who is not a 5-Percent Owner shall have a required beginning date that is no later than the April 1 of the calendar year following the later of the calendar year in which such Participant attains age 70½ or his retirement date.
     (v) For each Participant, Inactive Participant or Former Participant who is a 5-Percent Owner, the required beginning date shall be no later than the April 1 of the calendar year following the calendar year in which he attains age 70½.
     (vi) Notwithstanding the provisions of this Section “required beginning date” means, with respect to a Participant’s accrued benefit under the Centerpulse Plan (“Centerpulse Plan Benefits”) transferred to this Plan with respect to a Participant who is not a 5% owner as described in Code Section 416 and who did not reach age 70½ before January 1, 1999, April 1 of the calendar year following the calendar year in which the Participant obtains age 70½.
     Section 13.05. Use of Forfeitures. Except as provided in Section 13.08, all amounts forfeited under the Plan by a Participant shall be applied as a credit to reduce subsequent contributions of the Employing Company by which the Participant is employed at the time of forfeiture. In the event the Plan is terminated, any forfeiture not applied prior thereto to reduce an Employing Company Contributions shall be credited ratably to the accounts of its participating Employees in proportion to the amount of its contributions to such accounts for the last payroll period with respect to which it made contributions.
     Section 13.06. Reinstatement of Accounts.
     (a) If a Participant or Inactive Participant who terminates employment receives a distribution of his account pursuant to Section 13.03 that is less than the entire balance in his account as of the date of such distribution, and if prior to incurring 5 consecutive One Year Breaks in Service he is reemployed by an Employing Company as an Employee, he may, within 30 days after his reemployment (which shall, for the purposes of this paragraph (a), include reinstatement to status as a disabled Employee), repay in cash to the Trustee an amount equal to the cash he received and an amount equal to the value (as of the Valuation Date on which his termination of employment occurred) of the Zimmer Stock distributed to him. The amount repaid shall be invested by the Trustee in such Investment Funds as determined by the Participant in the manner specified by the Administrative Committee. Such amounts shall be allocated to the Participant’s or Inactive Participant’s Employing Company Contributions account and to his account attributable to his After-Tax Contributions in the same proportion as was the amount in one account was to the amount in the other account which was redeemed to make distribution of his accounts, and the amount so allocated shall constitute the beginning balances in such accounts. Any non-vested amount in his account at the time of termination of his employment that shall be restored to his account as provided in Section 13.03(b) shall constitute the beginning balance in his account attributable to Employing Company Contributions.
     (b) If a Participant or Inactive Participant who terminates employment receives a distribution of his account pursuant to Section 13.03 that represents the full value of his account as of the date of such distribution and if prior to incurring a One Year Break in Service he is reemployed by an Employing Company as an Employee, he may, within 30 days after his reemployment, repay in cash to the Trustee an amount equal to the cash he received and an amount equal to the value (as of the last day of the month in which his termination of employment occurred) of the Zimmer Stock distributed to him. The amount repaid shall be invested by the Trustee in such Investment Funds as determined by the Participant and in the manner specified by the Administrative Committee. Such amounts shall be allocated to the Participant’s or Inactive Participant’s Employing Company Contributions account and to his account attributable to his After-Tax Contributions in the same proportion as was the amount in one account to the amount in the other account that was redeemed to make distribution of his accounts, and the amount so allocated shall constitute the beginning balances in such accounts.
     Section 13.07. Payment of Eligible Rollover Distributions. Any individual who is entitled to receive a distribution of benefits under the Plan (excluding any Beneficiary who is not the Participant’s surviving spouse, but including a Beneficiary who is the Participant’s surviving spouse or who is the Participant’s alternate payee under a qualified domestic relations order within the meaning of Section 414(p) of the Code) may elect to have all or a portion of the taxable amount of such benefit distribution that qualifies as an eligible rollover distribution under Section 402(c)(4) of the Code paid directly to a single eligible retirement plan specified by such individual. For purposes of this Section, an “eligible retirement plan” is (1) an individual retirement account described in Section 408(a) of the Code, (2) an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), (3) an annuity plan described in Section 403(a) of the Code, (4) a qualified plan that accepts rollover distributions, (5) an eligible deferred compensation plan described in Section 457(b) of the Code that is maintained by an eligible employer described in Section 457(e)(i)(A) of the Code and that accepts rollover distributions, or (6) an annuity contract described in Section 403(b) of the Code that accepts rollover distributions. For purposes of this Section 13.07, “eligible rollover distribution” will mean a distribution from the Plan, excluding (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) over the life (or life expectancy) of the individual, the joint lives (or joint life expectancies) of the individual and the individual’s designated Beneficiary, or a specified period of ten (10) or more years; (b) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; (c) any distribution to the extent such distribution is not included in gross income; and (d) any hardship distribution. An eligible rollover distribution may consist in whole or in part of After-Tax Contributions only if such distribution is made in the form of a direct trustee-to-trustee transfer from the Plan to a qualified defined contribution plan that will separately account for such Contributions or to a plan described in clause (1) or (2) above. The Administrative Committee shall establish uniform procedures for making such direct rollover elections. If a distribution is one to which Sections 401(a)(l1) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:
     (a) the Administrative Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and
     (b) the Participant, after receiving the notice, affirmatively elects a distribution.
Notwithstanding the foregoing, in the event of a mandatory distribution greater than $1,000 in accordance with the provisions of Section 13.01 or Section 13.03, if the Participant does not elect to receive the distribution directly or to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover in accordance with the preceding provisions of this Section, the Administrative Committee will pay the distribution in a direct rollover to an individual retirement plan designated by the Administrative Committee.
     A nonspouse Beneficiary who is a designated beneficiary (as defined in Code Section 401(a)(9)(E)) of a Participant may elect to have any portion of a distribution payable to him or, to the extent provided in rules prescribed by the Secretary, payable to a trust maintained for his benefit, transferred in a direct trustee-to-trustee transfer to an individual retirement plan described in Code Section 402(c)(8)(B)(i) or (ii) established for the purpose of receiving the distribution on behalf of the Beneficiary.
     Section 13.08. Inability to Locate Payee. Where amounts become distributable under the Plan and the Administrative Committee is unable for a period of twenty-four months from the date the Participant’s account becomes eligible for distribution to locate the Participant or Beneficiary to whom the distribution is payable, all such amounts shall be reallocated among the other Participants as of the last day of such month. In the event the Participant or his Beneficiary thereafter makes proper claim to the Administrative Committee, the amount payable to such Participant or Beneficiary shall be distributable from amounts forfeited by other Participants in accordance with Section 13.03(b) of the Plan.
     Section 13.09. Terminated Vested Participants. In the case of any Former Participant who has not received a distribution of the vested account balance pursuant to any Section of this Plan, such Former Participant may elect to make withdrawals during the period of deferral in the same manner and in the same priorities as withdrawals may be made by a Participant or Inactive Participant who remains in employment pursuant to Article 12. Notwithstanding the election by a Former Participant to make withdrawals during the period of deferral pursuant to this Section 13.09, the method of payment upon withdrawal shall be as provided in Article 11.

ARTICLE 14
TRANSFER OF A PARTICIPANT
     Section 14.01. Transfer to Employing Company. If a Participant shall cease to be employed by one Employing Company and shall become employed as an Employee by another Employing Company, his participation in the Plan shall not be affected.
     Section 14.02. Transfer to Affiliate. If a Participant shall cease to be employed as an Employee and shall become employed by an Affiliate that is not an Employing Company, or in a division or branch of an Employing Company or employee classification that is not participating in the Plan, he shall, except as provided in Section 14.03, be deemed to have given notice to suspend the making of Pre-Tax Contributions and After-Tax Contributions from his Annual Benefit Salary or Wages effective with his last payroll period ending in the month of his transfer. The suspension shall continue so long as he remains in the employ of any Affiliate that is not an Employing Company or of a division or branch of an Employing Company that is not participating in the Plan or is included in an employee classification, which employee classification is not covered by the participation provisions of the Plan. Such Inactive Participant’s period of employment by any such Affiliate, division, or branch, or in any such ineligible employee classification, shall be taken into account in determining his Years of Service for purposes of Section 10.02 in the same manner and to the same extent as if such employment had been employment as an Employee with an Employing Company without taking into account any suspension in the making of Pre-Tax Contributions and After-Tax Contributions from his Annual Benefit Salary or Wages as the result of this Section 14.02. Should he terminate his employment with any such Affiliate, division or branch, or while in any such ineligible employee classification and not become an Employee of an Employing Company, his employment shall be deemed to have terminated for purposes of the Plan at the time of such termination. The Administrative Committee, in its discretion, may determine that a Participant will be deemed to have terminated his employment for purposes of the Plan upon the sale of an Employing Company or of substantially all the assets of a division of Zimmer or of an Employing Company that employs such Participant.
     Section 14.03. Transfer to Foreign Affiliate. If a Participant who is a United States citizen shall become employed by a foreign affiliate of an Employing Company (as the term “foreign affiliate” is defined in Section 3121(1)(6) of the Code) and all of the conditions that permit him to be deemed to be an Employee of such Employing Company exist at the time of his transfer of employment and continue to exist during his employment by such foreign affiliate, his transfer of employment shall not affect his participation in the Plan. If, at any time while he remains in the employment of such foreign affiliate, the conditions that permit him to be deemed to be an Employee cease for any reason, he shall at such time be regarded as having been transferred to an Affiliate which is not an Employing Company. Should he terminate his employment with any such foreign affiliate and not become an Employee of an Employing Company, his employment shall be deemed to have terminated for purposes of the Plan at the time of such termination.

ARTICLE 15
SUSPENSION OF CONTRIBUTIONS
     Section 15.01. Voluntary Suspension. A Participant, by Telephonic Notification to the Administrative Agent, may voluntarily suspend the making of both his Pre-Tax Contributions and After-Tax Contributions from his Annual Benefit Salary or Wages effective with his next payroll period. A Participant may terminate such a suspension of his Pre-Tax Contributions and After-Tax Contributions effective with his next payroll period by Telephonic Notification to the Administrative Agent. Anything to the contrary notwithstanding, a Participant’s election not to make After-Tax Contributions shall not be deemed a suspension for any period during which Pre-Tax Contributions are being made, and a Participant’s election not to make Pre-Tax Contributions shall not be deemed a suspension for any period in which After-Tax Contributions are being made.
ARTICLE 16
EFFECT OF SUSPENSION OF CONTRIBUTIONS
     Section 16.01. Procedures for Suspension. Whenever the making of Pre-Tax Contributions and After-Tax Contributions is suspended for any reason, all Employing Company Contributions made on behalf of the Participant under the Plan shall be suspended. If an event causing suspension under the Plan occurs during a period when a suspension is already in effect, the periods of suspension shall run concurrently. When all suspensions are ended, unless the participation of the Participant has been terminated, the making of After-Tax Contributions and/or Pre-Tax Contributions from Annual Benefit Salary or Wages shall be resumed (if the Employee elects to resume) beginning with the Participant’s first payroll period commencing after all suspensions are ended, and Employing Company Contributions also shall be resumed. There shall be no makeup of Pre-Tax Contributions or After-Tax Contributions from Annual Benefit Salary or Wages or of Employing Company Contributions with respect to a period of suspension.
ARTICLE 17
LEAVE OF ABSENCE, LAYOFF, ABSENCE ON DISABILITY AND REEMPLOYMENT
     Section 17.01. Leave of Absence.
     (a) A Participant’s temporary absence pursuant to any leave of absence (including a family care and adoption assistance leave) granted in accordance with his Employing Company’s established leave policies, which shall be applied in a uniform and non-discriminatory manner to all Participants under similar circumstances, will not be considered a termination of employment and, except for months during which the Participant is on a personal leave and in respect of which he made no allotments, shall be considered a period of active employment with his Employing Company in determining his Years of Service for purposes of Section 10.02, provided the Participant returns to employment with an Employing Company as an employee prior to or upon expiration of the period of leave or, in the case of a Participant who has been granted a leave of absence for military service, within 90 days after the time he first becomes eligible for release or discharge from active duty (or such longer period as may be prescribed by law for the protection of reemployment rights). If a Participant is granted a leave of absence for military service (including a paid leave of absence as described in Subsection (c)) and does not return to employment within such 90-day period, his employment for purposes of this Plan shall be deemed to have terminated as of the expiration of such 90-day period.
     (b) If a Participant is granted a leave of absence without pay (including unpaid leave for military or governmental service, and a family care and adoption assistance leave) by his Employing Company, there shall be no Pre-Tax Contributions or After-Tax Contributions from his Annual Benefit Salary or Wages during the period of such leave of absence, except as provided in Section 17.03.
     (c) If a Participant is granted a leave of absence with pay for military service under a policy of his Employing Company that provides for such paid leave, such Participant may make Pre-Tax Contributions and/or After-Tax Contributions from his Annual Benefit Salary or Wages during such leave of absence; provided, however, that for purposes of the foregoing, the Participant’s Annual Benefit Salary or Wages during a period of military service shall be deemed to be that in effect at the time he commenced such service less the amount of his base military pay for such period. A Participant who is receiving payments pursuant to a paid military leave policy of his Employing Company may at any time, if he so elects, suspend Pre-Tax Contributions and After-Tax Contributions from such payments in accordance with Article 15. In the event a Participant’s period of military service exceeds the period for which he is entitled to payment by his Employing Company pursuant to its paid military leave policy, such Participant shall, as of the day on which such entitlement ceases, be deemed to be granted a leave of absence without pay for military service.
     (d) Any provision of this Plan to the contrary notwithstanding, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.
     Section 17.02. Layoff. If a Participant is laid off, there shall be no Pre-Tax Contributions or After-Tax Contributions from his Annual Benefit Salary or Wages during the period of layoff. If a Participant or Inactive Participant is laid off and returns as an Employee in active service within 6 months of his layoff, the period of his layoff shall be considered as a period of active employment with his Employing Company in determining his Years of Service for purposes of Section 10.02. If the Participant or Inactive Participant returns as an Employee in active service after 6 months but within 12 months of his layoff, his employment shall not be deemed to have terminated by reason of such layoff for purposes of the Plan, but the period of his layoff shall not be considered in determining his Years of Service under the Plan. If at the end of 12 months the Participant or Inactive Participant has not returned as an Employee in active service, then, notwithstanding any other provision of the Plan, his employment shall be deemed to have terminated at such time for purposes of the Plan.

     Section 17.03. Disability. If a Participant is entitled to receive disability payments under a short-term disability pay plan maintained by his Employing Company, he shall be considered to be on a leave of absence, which shall be deemed to continue so long as he continues to be entitled to receive monthly disability payments under such short-term disability pay plan, and the Annual Benefit Salary or Wages of such Participant shall be deemed to be the amount of his monthly disability payments. There shall be no Pre-Tax Contributions or After-Tax Contributions from his Annual Benefit Salary or Wages during the period of long-term disability, and Employing Company Contributions and Fixed Contributions shall not be based on his Annual Benefit Salary or Wages during the period of long-term disability. If immediately following the end of the period during which the Participant is entitled to receive short-term disability payments he is not an Employee in active service, his employment shall be deemed to have terminated at such time for purposes of the Plan. For purposes herein, long-term disability plan shall mean any plan or program providing disability benefits after 180 days of disability.
     Section 17.04. Reemployment.
     (a) If the service of an Employee is terminated and he is reemployed by an Employing Company as an Employee, he may elect, in accordance with Article 2, to participate in the Plan on an Enrollment Date following the date of his reemployment (which shall, for the purposes of this paragraph (a), include reinstatement to status as a disabled Employee).
     (b) If an Employee’s service is terminated and he again becomes an Employee (which shall, for the purposes of this Section 17.04(b), include reinstatement to status as a disabled Employee), his Years of Service prior to the termination of his service shall be restored. Any Year of Service so restored shall be taken into account for purposes of determining the Participant’s vested percentage of the amount attributable to Employing Company Contributions made in respect of the period subsequent to his reemployment.
ARTICLE 18
DESIGNATION OF BENEFICIARIES IN THE EVENT OF DEATH
     Section 18.01. Beneficiary Designation. A Participant may designate a Beneficiary or Beneficiaries to receive all or part of the amount in his account in case of his death, if such Beneficiary or Beneficiaries shall be living at the time of his death; however, a married Participant may not designate a Beneficiary other than his spouse unless the Administrative Committee has received a written consent to such designation from the Participant’s spouse in accordance with the provisions of the following sentence. The consent must be in writing, must acknowledge the effect of the designation and must be witnessed by a representative of the Administrative Committee or by a Notary Public. A Participant may, subject to the preceding provisions of this Section, change or revoke a designation of Beneficiary, and such designation, change or revocation shall be on a form to be provided for this purpose and shall be signed by the Participant and delivered to the designated agent of Zimmer prior to his death. In case of the death of the Participant, the amount in his account with respect to which a designation of Beneficiary has been made (to the extent the designation is valid and enforceable under applicable law) shall be distributed in accordance with the Plan to the surviving designated Beneficiary or Beneficiaries. The amount in the Participant’s account distributable upon death and not subject to such a designation, or if no Beneficiary shall be living at the death of the Participant, shall be distributed following his death to the person or persons in the first of the following classes of successive preference:
     (a) The Participant’s surviving spouse.
     (b) Such one or more of the Participant’s surviving children as the Administrative Committee shall determine and in such proportions as the Administrative Committee determines.
     (c) The Participant’s surviving parents, equally.
     (d) Such one or more of the Participant’s surviving brothers and sisters as the Administrative Committee shall determine and in such proportions as the Administrative Committee determines.
     (e) The Participant’s executors or administrators.
     Section 18.02. Beneficiary Payments and Reinvestment Elections. Payment to such one or more Beneficiaries shall completely discharge the Plan and the Trustee with respect to the amount so paid. Prior to the date of such payment, such Beneficiary may (upon provision of such documentation as the Administrative Committee may require) request inter-Investment Fund transfers pursuant to Section 8.03.
ARTICLE 19
TRUSTEE OF THE PLAN
     Section 19.01. Trust Agreement. The assets of the Plan shall be held in a trust or trusts by a trustee(s) appointed by the Board of Directors. If the Board of Directors so determines, Zimmer may enter into a trust agreement or trust agreements with additional trustees. Any trust agreement may be amended by Zimmer from time to time in accordance with its terms. Any trust agreement shall provide, among other things, that all funds received by the Trustee thereunder will be held, administered, invested and distributed by the Trustee, and that no part of the corpus or income of the trust held by the Trustee shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants, Inactive Participants or Former Participants or their Beneficiaries. Any trust agreement may also provide that the investment and reinvestment of any Investment Fund or part thereof may be carried out in accordance with directions given to the Trustee by any investment advisor or advisors that may be designated by the Benefits Committee and that shall qualify as an Investment Manager. Zimmer may remove any Trustee or any successor Trustee, and any Trustee or any successor Trustee may resign. Upon removal or resignation of a Trustee, Zimmer shall appoint a successor Trustee.
     Section 19.02. Trustee’s Authority. The Trustee shall have the powers provided in the Trust Agreement forming a part of the Plan, provided that such powers shall be exercised as the Benefits Committee shall from time to time direct.
     Section 19.03. Purchases of Zimmer Stock. As soon as practicable after receipt of funds for investment in the Zimmer Stock Fund, the Trustee shall purchase Zimmer Stock, or cause Zimmer Stock to be purchased, on the open market or by private purchase, provided that no private purchase may be made at any price greater than the last sale price or highest current independent bid price, whichever is higher, for Zimmer Stock on the New York Stock Exchange. Notwithstanding the foregoing, the Trustee may hold in cash, and may temporarily invest in short-term United States Government obligations, commercial paper or other investments of a short-term nature, funds allocated to the Zimmer Stock Fund pending investment of such funds in Zimmer Stock or for liquidity purposes.
     Section 19.04. Purchases of Securities for the Investment Funds. As soon as practicable after the Trustee receives funds for investment in the Investment Funds, the Trustee shall invest such funds in the Investment Fund designated for such investment or, if the Trust Agreement so provides, the Trustee shall invest such funds as directed by an Investment Manager or Benefits Committee. Purchases in respect of the Investment Funds may be made on the open market or directly from the issuer.
     Section 19.05. Voting of Zimmer Stock. Before each annual or special meeting of shareholders of Zimmer, there shall be sent to each Participant any portion of whose account balance is invested in the Zimmer Stock Fund a copy of the proxy soliciting material for the meeting, together with a form requesting instructions to the Trustee on how to vote the Zimmer Stock held on his behalf in the Zimmer Stock Fund on the Valuation Date immediately preceding the record date of the Zimmer Stock. Zimmer may appoint a person or persons to solicit and/or tabulate the votes of Participants and to communicate the results thereof to the Trustee. Upon receipt of such instructions, the Trustee shall vote such Zimmer Stock as instructed by the Participant. All Zimmer Stock for which the Trustee does not receive instructions shall be voted by the Trustee on each issue in the same proportion as those shares for which it has received instructions from Participants.
     Section 19.06. Tendering of Zimmer Stock. The Trustee may not take any action in response to a tender offer except as otherwise provided in this Section 19.06. Each Participant, a named fiduciary within the meaning of Section 403(a)(1) of ERISA, may direct the Trustee in writing to sell, exchange, or transfer the Zimmer Stock in his account in accordance with the terms of such tender offer. To the extent that Participants do not instruct the Trustee or do not issue valid or timely directions to the Trustee to sell, exchange, or transfer the Zimmer Stock in their accounts, Participants shall be deemed to have directed the Trustee that such shares be retained and not be disposed of under the terms of the tender offer. Zimmer and the Trustee shall not interfere in any manner with a Participant’s decision as to whether to sell, exchange, or transfer the Zimmer Stock in his account. The Trustee shall arrange for Participant directions or instructions to be made on a confidential basis and Zimmer shall communicate to Participants the provisions of this Section 19.06. The Trustee shall use its best efforts to distribute or cause to be distributed to Participants all communications directed generally to the owners of Zimmer Stock, except to the extent Zimmer distributes such communications directly to Participants. Any cash proceeds received by the Trustee as a result of the sale of Zimmer Stock pursuant to a tender offer will be reinvested by the Trustee in Zimmer Stock if such stock is available for purchase, provided such Zimmer Stock continues to be traded on a national securities exchange. If Zimmer Stock is no longer traded on a national securities exchange, then the proceeds of such sale shall be invested as directed by the Benefits Committee.

     Section 19.07. Voting of Shares in Certain Investment Funds. Before each annual or special meeting of shareholders of an Investment Fund that is registered under the Investment Company Act of 1940, there shall be sent to each Participant any portion of whose account balance is invested in such Investment Fund a copy of the proxy soliciting material for the meeting, together with a form requesting instructions to the Trustee on how to vote the shares of the Investment Fund held on his behalf on the Valuation Date immediately preceding the record date of the Investment Fund. The Administrative Agent shall solicit and/or tabulate the votes of Participants and communicate the results thereof to the Trustee. Upon receipt of such instructions, the Trustee shall vote such Investment Fund shares as instructed by the Participant. All shares of the Investment Fund for which the Administrative Agent does not receive instructions shall not be voted.
     Section 19.08. Uninvested Funds. The Trustee may keep uninvested an amount of cash sufficient in its opinion to enable it to carry out the purposes of the Plan. No income shall accrue to an account of any Participant on such uninvested funds.
     Section 19.09. Audit. Zimmer shall select a firm of independent public accountants to examine and report annually on the financial position and the results of operations of the trust forming a part of the Plan.
ARTICLE 20
THE COMMITTEES
     Section 20.01. The Benefits Committee. The Benefits Committee shall consist of such number of persons, not less than three, as shall be appointed by the Board of Directors. Any member of the Benefits Committee may resign or be removed by the Board of Directors, and new members may be appointed by the Board of Directors.
     Section 20.02. The Administrative Committee. The Administrative Committee shall consist of such number of persons, not less than three, as shall be appointed by the Benefits Committee. Any member of the Administrative Committee may resign or be removed by the Benefits Committee, and new members may be appointed by the Benefits Committee.
     Section 20.03. Resignation of Committee Member. Any member of a Committee may resign by delivering his written resignation to the Board of Directors (or, if he is a member of the Administrative Committee, to the Benefits Committee), and such resignation shall become effective upon delivery or upon any date specified therein.
     Section 20.04. Selection of Chairman. The Benefits Committee shall select a Chairman of the Benefits Committee and of the Administrative Committee. Each Committee may select a Secretary (who may, but need not, be a member of the Committee) to keep its records or to assist it in the doing of any act or thing to be done or performed by the Committee.
     Section 20.05. Quorum. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business at any meeting. Any determination or action of the Committee may be made or taken by a majority of the members present at any meeting thereof, or without a meeting by a resolution or written memorandum concurred in by a majority of the members then in office.

     Section 20.06. Authority of the Benefits Committee. The Benefits Committee shall:
     (a) have the authority to determine the method and medium of funding benefits under the Plan;
     (b) select the trustee of any trust through which the Plan is funded;
     (c) be a “named fiduciary” with respect to control or management of the assets of the Plan so as to permit the Benefits Committee to delegate authority to manage, acquire, or dispose of assets of the Plan to one or more Investment Managers as provided in Section 402(c)(3) of ERISA;
     (d) determine the extent to which trust assets shall be invested in collective investment vehicles such as pooled real estate funds, venture capital companies, mutual funds, insurance contracts, etc.;
     (e) determine the extent to which trust assets shall be invested in stock of Zimmer, an Employing Company or an Affiliate;
     (f) establish with any such Investment Manager or trustee such guidelines or restrictions relating to the types of assets in which funds may be invested as the Benefits Committee shall consider appropriate (in which case the Benefits Committee shall have the fiduciary responsibility for ensuring that the diversification requirements of ERISA are not violated by any such guidelines or restrictions);
     (g) monitor the performance of all such trustees, Investment Managers and collective investment vehicles;
     (h) select the Plan’s actuary and monitor the performance of such actuary; and
     (i) approve the funding assumptions and methods to be used by the actuary for the Plan (in consultation with such actuary).
     Section 20.07. Authority of the Administrative Committee. The Administrative Committee shall:
     (a) control and manage the operation and administration of the Plan and it shall be deemed the “Administrator” of the Plan as the term “Administrator” is defined in ERISA and shall be, in its capacity as “Administrator” with respect to the Plan a “named fiduciary” as that term is defined in ERISA;
     (b) take all actions required to be taken by the “plan administrator” of the Plan under ERISA, including the preparation and filing of all reports and other materials required to be filed with governmental agencies under ERISA, and the preparation and distribution of all required notices, reports, plan summaries, elections forms, etc. to Participants and their Beneficiaries;

     (c) be responsible for construing and interpreting the provisions of the Plan, and resolving any ambiguities therein, and for maintaining a claims procedure under the Plan as required by ERISA;
     (d) establish rules for operation of the Plan to the extent required by the terms thereof or deemed appropriate by the Administrative Committee;
     (e) make any discretionary administration decisions required to be made under the terms of the Plan;
     (f) adopt written procedures pursuant to which the Administrative Committee shall operate;
     (g) authorize benefit payments under the Plan when due;
     (h) assume such additional or different responsibilities as the Benefits Committee shall allocate to the Administrative Committee in accordance with the authority granted to the Benefits Committee; and
     (i) report at least annually (or more frequently, if the Benefits Committee shall so request) to the Benefits Committee concerning the operation of the Plan, which report shall include a compliance summary.
     Section 20.08. Delegation of Authority. For the purpose of carrying out its duties as Plan administrator, the Administrative Committee may, in its discretion, designate persons other than members of the Administrative Committee to carry out such responsibilities of the Administrative Committee under the Plan as it may see fit, including, but not limited to, the determination of questions concerning the eligibility of any employee to participate in or receive benefits under the Plan, the interpretation and construction of the provisions of the Plan and the resolution of ambiguities, inconsistencies and omissions therein, and the resolution and determination of any appeal of the denial of a claim for benefits under the Plan. The delegation of responsibilities will be effected by written instrument executed by the Administrative Committee.
     Section 20.09. Appointment of Investment Manager. If a trust agreement forming a part of the Plan so provides, the Benefits Committee shall have the authority to appoint an Investment Manager or Investment Managers to manage (including the power to acquire and dispose of) some part or all of the assets of the Plan held by a trustee, to retain in the Benefits Committee the power to invest such assets or to delegate such responsibility to the trustee, as shall be provided in the trust agreement.
     Section 20.10. Funding Policy. The Benefits Committee shall have the responsibility for providing a procedure for establishing and carrying out a funding policy and method for the Plan consistent with the objectives of the Plan and the requirements of Title I of ERISA.
     Section 20.11. Fiduciary Obligation. It is intended that to the maximum extent permitted by ERISA, each person who is a “fiduciary” with respect to the Plan as that term is defined in ERISA shall be responsible for the proper exercise of his own powers, duties, responsibilities and obligations under the Plan and the trust forming a part thereof, and any other funding medium, as shall each person designated by any fiduciary to carry out any fiduciary responsibility with respect to the Plan, the trust or other funding medium. No fiduciary or other person to whom fiduciary responsibilities are allocated shall be liable for any act or omission of any other fiduciary or of any other person delegated to carry out any fiduciary or other responsibility under the Plan or any trust or any other funding medium, except as otherwise provided by ERISA.
     Section 20.12. Appointment of Advisors and Legal Counsel. The Committees may employ such independent “qualified public accountants” as such term is defined in ERISA, legal counsel who may be of counsel to an Employing Company or of Zimmer, other specialists and other persons as the Committee deems necessary or desirable in connection with the administration of the Plan, and the Committee, and any person to whom it may delegate any duty or power in connection with the administration of the Plan, Zimmer, an Employing Company and the officers and directors thereof shall be entitled to rely conclusively upon and shall be fully protected in any action omitted, taken or suffered by them in good faith in reliance upon any independent qualified public accountant, counsel or other specialist or other person selected by the Committee or in reliance upon any evaluations, certificates, opinions or reports which shall be furnished by any of them or by any Trustee or any insurance company.
     Section 20.13. Actions by Administrative Committee. The determination of the Administrative Committee as to any question involving the general administration and interpretation of the Plan, and such determinations made by each person to whom the Administrative Committee may delegate its responsibilities under the Plan, shall be final, conclusive and binding upon all persons claiming any interest in or under the Plan, except as otherwise provided by law, and may be relied upon by Zimmer, all Employing Companies, the Trustee, Administrative Agent and Participants and their Beneficiaries. (The term “Participants” includes Inactive Participants, Former Participants and Beneficiaries wherever used in this Article 20.) Any discretionary actions to be taken under the Plan by the Administrative Committee, and such actions taken by each person to whom the Administrative Committee may delegate its responsibilities under the Plan, shall be uniform in their nature and applicable to all persons similarly situated, and shall not be subject to de novo review if challenged in court, by arbitration or in any other forum and shall be upheld unless found to be an abuse of discretion. Without limiting the generality of the foregoing, the Administrative Committee shall have the following discretionary authority and responsibilities in addition to those provided elsewhere herein:
     (a) to grant or deny claims for benefits under the Plan;
     (b) to require any person to furnish such information as it may request for the purpose of the proper administration of the Plan as a condition of receiving any benefit under the Plan;
     (c) to make and enforce such rules and regulations for the administration of the Plan consistent with the provisions thereof and to prescribe the use of such forms and other methods of communication and notification as it shall deem necessary for the efficient administration of the Plan;

     (d) to interpret and construe the provisions of the Plan, and to resolve ambiguities, inconsistencies and omissions therein;
     (e) to decide such questions as may arise in connection with the operation of the Plan including, but not limited to, questions concerning the eligibility of any Employee to participate in or receive benefits under the Plan; and
     (f) to determine the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan and to authorize payment of such benefits.
     Section 20.14. Spouse’s Release. The Administrative Committee, in its discretion, may require as a condition of receiving any payment under the Plan, the filing with the Administrative Committee of an authorization or release by the spouse of a Participant divesting such spouse of any rights in the Plan or in any payments thereunder which such spouse may have by operation of law under the laws of his matrimonial domicile or otherwise.
     Section 20.15. Participant Accounts and Statements. The Administrative Committee shall maintain or cause to be maintained accounts that accurately reflect the interest of each Participant. The Administrative Committee shall mail to Participants reports to be furnished to Participants in accordance with the Plan or as required by ERISA. Any notice, reports or statements to be given, furnished, made or delivered to a Participant shall be deemed duly given, furnished, made or delivered when addressed to the Participant and delivered to the Participant in person, mailed by ordinary mail to his address last appearing on the books of Zimmer or of his Employing Company, or provided by any other delivery method that satisfies the applicable requirements of ERISA.
     Section 20.16. Participant Notices. Consistent with the requirements of ERISA, the Administrative Committee shall:
     (a) provide adequate notice in writing to any employee, former employee, retired employee, joint annuitant or Beneficiary under the Plan (each being referred to in this Section 20.16 as “participant”) whose claim for benefits under the Plan has been denied, setting forth specific reasons for such denial and the time limits applicable for such procedure, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on appeal, written in a manner calculated to be understood by such participant, and
     (b) afford a reasonable opportunity to any participant whose claim for benefits has been denied for a full and fair review of the decision denying the claim.
     Section 20.17. Expenses of Administering the Plan. Expenses incurred with respect to the management of an Investment Fund or the administration and recordkeeping of Participants’ accounts, including Trustees’ fees, may be charged appropriately against the accounts of Participants, as directed by the Administrative Committee. Brokerage fees, transfer taxes and other expenses incident to the purchase or sale of securities by the Trustee shall be deemed to be part of the cost of such securities or deducted in computing the proceeds therefrom, as the case may be. Transfer taxes in connection with distribution of Zimmer Stock to Participants or their beneficiaries shall be borne by the Participant. Taxes, if any, on any assets held or income received by the Trustee shall be charged appropriately against the accounts of Participants as the Administrative Committee shall determine.
     Section 20.18. Fiduciary Capacity. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan, and fiduciaries with respect to the Plan may serve as a fiduciary with respect to the Plan in addition to being an officer, employee, agent or other representative of a “party in interest” as that term is defined in ERISA.
     Section 20.19. Notification and Election Procedures. Whenever a Plan provision or Plan administrative procedure requires that the Participant (or Inactive Participant, Former Participant or Beneficiary) give directions or prior notice to the Administrative Committee or Administrative Agent, such direction or notice shall be provided to the Administrative Committee or Administrative Agent sufficiently in advance to implement the Participant’s instructions in accordance with the Administrative Committee’s or Administrative Agent’s standard procedures with respect to the type of instruction being implemented, and in such manner (written or otherwise) as the Administrative Committee shall communicate to Participants.
     Section 20.20. Committee Authority to Make Contributions. The Administrative Committee shall have the authority to determine whether a Qualified Nonelective Contribution shall be made on behalf of a Participant or whether a Participant may elect to make additional Basic Contributions or Supplementary Contributions to correct an Administrative Error.
ARTICLE 21
TOP HEAVY PROVISIONS
     Section 21.01. Top Heavy Plan Requirements. Notwithstanding any other provisions of the Plan, if for any Plan Year the Plan is determined to be a Top Heavy Plan (as defined in Section 21.03) within the meaning of Section 416(g) of the Code, then the top heavy minimum contribution requirement of Section 416(c) of the Code set forth in Section 21.04 shall apply.
     Section 21.02. Definitions. For purposes of this Article 21, the following terms shall have the respective meanings set forth below:
   “Aggregation Group” means either a Required Aggregation or a Permissive Aggregation Group.
   “Compensation” means the annual remuneration paid or accrued for personal service rendered to an Employing Company during the Plan Year as reported on Form W-2 and shall also include any authorized Pre-Tax Contributions pursuant to Section 2.01 of the Plan and any authorized salary reduction amount pursuant to a plan established under Sections 125 and 132(f)(4) of the Code. Amounts under Section 125 of the Code include any amount not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Section 125 of the Code only if the employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.
   “Determination Date” means, with respect to any Plan Year, (i) the last day of the immediately preceding Plan Year, or (ii) in the case of the first Plan Year of the Plan, the last day of such Plan Year.
   “Key Employee” means, for any Plan Year, an Employee within the meaning of Section 416(i)(l) of the Code.
   “Non-Key Employee” means any employee of Zimmer or an Affiliate or beneficiary of such employee who is not a Key Employee, within the meaning of Section 416(i)(2) of the Code and the regulations thereunder.
   “Pension Plan” means any defined benefit plan or any defined contribution plan.
   “Permissive Aggregation Group” means a Required Aggregation Group that also includes a Pension Plan of Zimmer or an Affiliate that, although not required to be included in the Required Aggregation Group, is treated by Zimmer or an Affiliate as being part of such Required Aggregation Group, provided that such Required Aggregation Group would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code with such Pension Plan being taken into account.
   “Required Aggregation Group” means (i) each Pension Plan of Zimmer or an Affiliate in which a Key Employee is a member, and (ii) each other Pension Plan of Zimmer or an Affiliate that enables any Pension Plan described in the immediately preceding clause (i) to meet the requirements of Section 401(a)(4) or 410 of the Code.
   “Top Heavy Group” means, with respect to any Plan Year, an Aggregation Group if, as of the Determination Date with respect to such Plan Year, (i) the sum of (1) the present value of the cumulative accrued benefits (determined, in accordance with Section 416(g) of the Code and the regulations thereunder, as of the most recent date which is within a twelve (12) month period ending on such Determination Date that is used for computing Defined Benefit Plan costs for minimum funding) for Key Employees under all defined benefit plans included in such Aggregation Group, and (2) the aggregate of the accounts (determined, in accordance with Section 416(g) of the Code and the regulations thereunder, as of the Valuation Date coincident with or immediately preceding such Determination Date) of Key Employees under all defined contributions plans included in such Aggregation Group, exceeds (ii) sixty percent (60%) of a similar sum determined for Key Employees and Non-Key Employees; provided, however, that if any employee is a Non-Key Employee with respect to any Pension Plan for any Plan Year, but such employee was a Key Employee with respect to such Pension Plan for any prior Plan Year, any accrued benefits for such employee and any account of such employee shall not be taken into account for purposes of the foregoing determination.

     Section 21.03. Determination of Top Heavy Plan. The Plan shall be a Top Heavy Plan for any Plan Year in which the Plan is included in a Top Heavy Group.
     Section 21.04. Top Heavy Contribution Requirement. For any Plan Year with respect to which the Plan is determined to be a Top Heavy Plan, if the benefits accrued, or contributions made, under all defined benefit plans and all other defined contribution plans for Non-Key Employees is not at least equal to those stated in Section 416(c) of the Code, the Employing Company Contributions for such Plan Year for each Participant who is a Non-Key Employee, regardless of whether such Non-Key Employee has completed 1,000 Hours of Service during such Plan Year, but only if such Non-Key Employee has not separated from service with the Employing Company on the last day of such Plan Year, as a percentage of such Participant’s annual Compensation, shall not be less than the lesser of:
     (a) three percent (3%), or
     (b) the highest percentage at which contributions are made for a Key Employee; provided, however, that this paragraph (b) shall not apply if this Plan and a defined benefit plan are required to be included in an Aggregation Group and if this Plan enables such other plan to meet the qualification requirements of the Code.
If for any Plan Year, a Non-Key Employee participates in one or more top-heavy qualified defined contribution plans and one or more top-heavy defined benefit plans of Zimmer or an Affiliate, the minimum contribution requirements set forth in this Section 21.04 will be deemed met if the retirement benefit provided under the qualified defined benefit plan or plans is at least equal to the minimum amount required under Section 416(c)(1) of the Code. For purposes of determining whether the provisions of this Section 21.04 have been satisfied, employer matching contributions made with respect to periods beginning before January 1,2002 and elective deferrals under all plans in the Aggregation Group shall be disregarded.
ARTICLE 22
AMENDMENT AND MODIFICATION OF THE PLAN
     Section 22.01. Amendment and Exclusive Use of Benefits. The Plan may be amended or modified by the Board of Directors, or its duly appointed delegate(s), acting in accordance with its normal procedures at any time and from time to time; provided, however, that no such amendment or modification, except in the case of an amendment or modification respecting a qualified domestic relations order as defined under Section 414(p) of the Code or as may otherwise be prescribed by law, shall make it possible for any part of the corpus or income of the trust fund to be used for or diverted to purposes other than for the exclusive benefit of Participants, Inactive Participants, Former Participants or their Beneficiaries under the Plan. Any such amendment or modification may make any changes in the Plan, including retroactive changes, which may be deemed necessary or desirable to qualify the Plan and the trust forming a part thereof, or to continue the qualified status of the Plan and the trust forming a part thereof, or to continue the qualified status of the Plan and the exempt status of the trust, under Sections 401(a), 401(k) and 501(a) of the Code, or any similar successor provisions of law or of ERISA, or to conform to governmental regulations. No amendment to the Plan shall divest any

Participant of any right theretofore accrued, nor shall any amendment eliminate a benefit payment option under the Plan except as otherwise provided by law or regulation.
ARTICLE 23
SUSPENSION, TERMINATION, MERGER OR CONSOLIDATION OF PLAN
     Section 23.01. Suspension and Termination. It is the intention of Zimmer to continue the Plan indefinitely; however, the Board of Directors, or its duly appointed delegate(s), may at any time and for any reason suspend or terminate the Plan or discontinue or suspend the making of Pre-Tax Contributions and/or After-Tax Contributions from Annual Benefit Salary or Wages of all Participants and of contributions by all Employing Companies. Any Employing Company may, by action of its Board of Directors, suspend or terminate the making of Pre-Tax Contributions and/or After-Tax Contributions from Annual Benefit Salary or Wages of Participants in the employ of such Employing Company and of contributions by such Employing Company. In the event of termination or partial termination of the Plan, or upon complete discontinuance of contributions under the Plan by all Employing Companies or by any Employing Company, all amounts in the account of each Participant or Inactive Participant whose Employing Company shall be affected by such termination, partial termination or discontinuance shall be nonforfeitable and shall be distributed to him in a single distribution as soon as practicable after such termination, partial termination or discontinuance, or if a Participant shall so elect, in accordance with procedures prescribed by the Committee.
     Section 23.02. Merger and Consolidation. The Plan shall not be merged or consolidated with, or any of its assets or liabilities transferred to, any other plan unless each Participant, Inactive Participant and Former Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan then terminated).
     Section 23.03. Merger of Another Plan. In the event another profit sharing or stock bonus plan is merged into the Plan, the Administrative Committee shall direct the Trustee to accept all assets held thereunder as of the date on which such merger is effective and to invest such assets in accordance with Section 8.07, and shall instruct the Trustee to maintain accounts of former participants in the merged plan identical to the accounts maintained for all other Participants in this Plan or in such other manner as the Administrative Committee in its sole discretion deems appropriate. From and after the effective time of any such merger, amounts transferred to the Trust maintained hereunder shall, except as specifically provided to the contrary elsewhere in the Plan, be characterized as follows for all purposes of this Plan:
     (a) Amounts attributable to elective deferrals pursuant to a cash or deferred arrangement subject to Section 401(k) of the Code when made shall be deemed to be Pre-Tax Contributions, and the earnings and appreciation on such elective deferrals shall be deemed earnings and appreciation on Pre-Tax Contributions;
     (b) Amounts attributable to employee contributions shall be deemed to be After-Tax Contributions, and the earnings and appreciation on such employee contributions shall be deemed to be earnings and appreciation on After-Tax Contributions;
     (c) Amounts attributable to matching contributions (as such term is defined in Section 401(m)(4) of the Code) when made shall be deemed to be Employing Company contributions, and the earnings and appreciation on such matching contributions shall be deemed to be earnings and appreciation on Employing Company Contributions;
     (d) Amounts attributable to qualified nonelective contributions (as such term is defined in Section 401(m)(4) of the Code) when made shall be deemed to be Qualified Nonelective Contributions, and the earnings and appreciation on such qualified nonelective contributions shall be deemed to be earnings and appreciation on Qualified Nonelective Contributions;
     (e) Amounts attributable to any rollover contribution to the merged plan, which rollover contribution was subject to Section 402(c), 403(a)(4), or 408(d)(3) of the Code (or any predecessor provision thereof) when made, shall be deemed to be Rollover Contributions, and the earnings and appreciation on such rollover contribution shall be deemed to be earnings and appreciation on Rollover Contributions;
     (f) Any other amounts transferred, to the extent vested immediately prior to the merger, shall be deemed to be Rollover Contributions, and, to the extent not vested at such time, shall be deemed to be Employing Company Contributions.
     For purposes of Article 12, the amounts described in Sections 23.03(a)-(f) shall be deemed to have been contributed or credited to the Participant’s account under this Plan at the time at which such amounts were contributed or credited to the Participant’s account under the merged plan. In addition, any outstanding loan from the merged plan to a participant thereunder which is assumed by this Plan shall be deemed to be a loan from this Plan; provided, however, that the Plan may give effect to any lawful terms of such loan that are not otherwise permitted in the case of loans from this Plan.
ARTICLE 24
GENERAL PROVISIONS
     Section 24.01. Plan Not an Employment Contract. The Plan shall not be deemed to constitute a contract between an Employing Company and any Employee nor shall anything herein contained be deemed to give any Employee any right to be retained in the employ of an Employing Company, or to interfere with the right of an Employing Company to discharge any Employee at any time and to treat him without regard to the effect that such treatment might have upon him as a Participant.
     Section 24.02. Assignment and Attachment of Distributions Not Permitted. Except in the case of a qualified domestic relations order as defined under Section 414(p) of the Code or as may otherwise be prescribed by law, no distribution or payment under the Plan to any

Participant, Inactive Participant, Former Participant or Beneficiary, or any other person entitled to payment under the Plan, may be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution, or other legal or equitable process. If any such person is adjudicated bankrupt or purports to anticipate, assign or alienate any such distribution or payment, the Committee, in its discretion, may hold or apply or cause to be held or applied such distribution or payment, or any part thereof, for the benefit of such person in such manner as the Administrative Committee shall direct.
     Section 24.03. Payments to Minors and Incompetent Persons. If the Administrative Committee determines that any person entitled to a distribution or payment from the trust fund under the Plan is an infant or incompetent or is unable to care for his affairs by reason of physical or mental disability, it may cause all distributions or payments thereafter becoming due to such person to be made to any other person for his benefit, without responsibility to follow the application of payments so made. Payments made pursuant to this provision shall completely discharge an Employing Company, the Trustee, and the Administrative Committee with respect thereto.
     Section 24.04. Distributions Paid from Trust. The trust fund established under the Plan shall be the sole source of the payments or distributions to be made in accordance with the Plan.
     Section 24.05. Plan Intended to be a Qualified Plan. Zimmer and each Employing Company intends that the Plan (including the trust forming a part thereof) shall be a plan of an employer for the exclusive benefit of its employees or their beneficiaries as provided for in Sections 401(a) and 501(a) of the Code and as may be provided for in any similar provisions of subsequent revenue laws, and that the trust shall be a qualified trust under such provisions and exempt under Section 501(a) of the Code and as may be provided for in any similar provisions of subsequent revenue laws. Zimmer and each Employing Company intend that the Plan shall meet the requirements of Sections 401(k) and (m) of the Code.
     Section 24.06. Return of Contribution. Upon request of Zimmer, the Trustee shall return:
     (a) to the Employing Company, any contribution by such Employing Company made under a mistake of fact. The amount that may be returned may not exceed the excess of the amount contributed (reduced to reflect any loss or depreciation attributable thereto) over the amount that would have been contributed had there not occurred a mistake of fact. Appropriate reductions will be made in the accounts of Participants to reflect the return of any contributions previously credited to such accounts. However, no contribution will be returned to the extent that such reduction would reduce the account of a Participant to an amount less than the balance that would have been credited to his account had the contributions not been made. No contribution made by the Employing Company under a mistake of fact will be returned after the expiration of one year from the date of contribution.
     (b) to the Employing Company, any contribution by such Employing Company conditioned upon its deductibility under Section 404 of the Code. All contributions by the Employing Company under the Plan are expressly made conditional upon their deductibility for federal income tax purposes. The amount that may be returned may not exceed the excess of the amount contributed (reduced to reflect any loss or depreciation attributable thereto) over the amount that would have been contributed had there not occurred a mistake in determining the deduction. Appropriate reductions will be made in the accounts of Participants to reflect the return of any contributions previously credited to such accounts. However, no contribution will be returned to the extent that such reduction would reduce the account of a Participant to an amount less than the balance that would have been credited to his account had the contribution not been made. Any contribution conditioned on its deductibility which is returned to Zimmer will be returned within one year after it is disallowed as a deduction.
     Section 24.07. Governing Law. The provisions of the Plan shall be construed, administered and governed under the laws of the State of Indiana, except as such laws may have been superseded by ERISA.
ARTICLE 25
MINIMUM DISTRIBUTION REQUIREMENTS
     Section 25.01. General Rules. The provisions of this Article 25 reflecting Code Section 401(a)(9) and Treasury regulations promulgated thereunder, override any distribution options in the plan that may be inconsistent with such Code Section and regulations.
     Section 25.02. Time and Manner of Distribution.
     (a) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.
     (b) Death of Participant Before Distributions Begin. Unless the Participant or Beneficiary elects to apply the Five-Year Rule as provided in Section 25.05, if the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
     (i) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.
     (ii) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

     (iii) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
     (iv) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 25.02(b), other than paragraph 25.02(b)(i), will apply as if the surviving spouse were the Participant.
For purposes of this Section 25.02(b) and Section 25.04, unless paragraph 25.02(b)(iv) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If paragraph 25.02(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under paragraph 25.02(b)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under paragraph 25.02(b)(i)), the date distributions are considered to begin is the date distributions actually commence.
     (c) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 25.03 and 25.04 of this Article. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.
     Section 25.03. Required Minimum Distributions During Participant’s Lifetime.
     (a) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:
     (i) The quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9) of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or
     (ii) If the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.
     (b) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required Minimum Distributions will be determined under this Section 25.03 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.
     Section 25.04. Required Minimum Distributions After Participant’s Death.
     (a) Death On or After Date Distributions Begin.
     (i) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:
     (A) The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
     (B) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.
     (C) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
     (ii) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
     (b) Death Before Date Distributions Begin. Unless the Participant or Beneficiary elects to apply the Five-Year Rule as provided in Section 25.05, if the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
     (i) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 25.04(a).
     (ii) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
     (iii) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under paragraph 25.02(b)(i), this Section 25.04(b) will apply as if the surviving spouse were the Participant.
     Section 25.05. Election to Use Five-Year Rule.
     A Participant or Beneficiary may elect on an individual basis whether the Five-Year Rule or the Life Expectancy rule in Section 25.02(b) or 25.04(b) applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 25.02(b) or by September 30 of the Calendar Year which contains the fifth anniversary of the Participants (or, if applicable, Surviving spouse’s) death.
     Section 25.06. Definitions.
     (a) Designated Beneficiary. The individual who is designated as the Beneficiary under Article 18 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401 (a)(9)-1, Q&A-4, of the Treasury regulations.

     (b) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 25.02(b). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.
     (c) Five-Year Rule. The “Five-Year Rule” requires that a Participant’s entire interest must be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
     (d) Life Expectancy. Life Expectancy means life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.
     (e) Participant’s Account Balance. The account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.
     (f) Required Beginning Date. The date specified in Section 13.04(b) of the Plan.
ARTICLE 26
MERGER WITH CENTERPULSE PLAN
     Section 26.01. Transfer From Centerpulse USA, Inc. Retirement Plan. Notwithstanding anything to the contrary elsewhere in the Plan, the following rules apply with respect to the amounts transferred from the Centerpulse USA, Inc. Retirement Plan (the “Centerpulse Plan”) to this Plan:
     (a) Any optional benefit (within the meaning of Code Section 411(d)(6)) that was available under the Centerpulse Plan with respect to a transferred amount immediately before the transfer shall be available under the Plan with respect to that amount following the transfer. The preserved optional forms of benefits include, but are not limited to:

     (i) A former Centerpulse Plan participant may take an unlimited number of withdrawals from the vested portion of their Centerpulse Plan Employer Matching Account and/or Centerpulse Plan After-Tax Account.
     (ii) A former Centerpulse Plan participant may take an in-service distribution from the Centerpulse Plan QVEC Account, and
     (iii) A former Centerpulse Plan participant may take an unlimited number of withdrawals from the Centerpulse Plan Rollover Account.
     (b) To the extent required by applicable law, the amount transferred with respect to a Participant, and the earnings accrued thereon following the transfer shall be separately accounted for under the Plan and allocated to an account in the Participant’s name under this Plan in the following manner:
     (i) Amounts credited to a Participant’s 401 (k) Account in the Centerpulse Plan are credited to the Participant’s Pre-Tax Contributions Account in the Plan.
     (ii) Amounts credited to a Participant’s Employer Matching Account in the Centerpulse Plan are credited to the Participant’s Centerpulse Plan Employer Matching Account in the Plan.
     (iii) Amounts credited to a Participant’s Retirement Account in the Centerpulse Plan are credited to the Participant’s Fixed Contribution Account in the Plan.
     (iv) Amounts credited to a Participant’s Rollover Account in the Centerpulse Plan are credited to the Participant’s Centerpulse Plan Rollover Account in the Plan.
     (v) Amounts credited to the Participant’s After-Tax Account in the Centerpulse Plan are credited to the Participant’s Centerpulse Plan After-Tax Account in the Plan.
     (vi) Amounts held in the Centerpulse Plan’s QVEC Account are transferred to the Plan’s Centerpulse Plan QVEC Account in the Plan.
     (c) To the extent required by Code Sections 401 (a)(11) and 417, any requirements imposed by those Code sections with respect to the transferred amounts shall continue to apply to those amounts (and earnings therein) following the transfer.
     Section 26.02. Loans from Centerpulse Plan. All loans outstanding under the Centerpulse Plan as of April 1, 2004, were transferred to the Plan. Subject to Section 23.03 and notwithstanding any other provision of the Plan, in the case of a former Centerpulse Plan participant who maintained more than one loan under the Centerpulse Plan, all of the Participant’s outstanding loans under the Centerpulse Plan were transferred to the Plan and maintained under the Plan. However, a Participant with any outstanding loans, whether they originated in this Plan or the Centerpulse Plan, may not take a new loan from the Plan until all outstanding loans have been repaid in full.
ARTICLE 27
MERGER WITH TMT PLAN
     Section 27.01. Merger and Asset Transfer from TMT Plan. Effective as of 11:59 p.m., December 31,2004, the TMT Plan was merged into this Plan, and assets under the TMT Plan were deemed to be assets under this Plan. The trustees of this Plan accepted a transfer of assets from the TMT Plan, and, until such assets were transferred into the control of the Plan trustee, the assets were deemed held in a sub-trust by the former trustee of the TMT Plan on behalf of this Plan.
     Section 27.02. Rules of Participation. Solely with respect to individuals who were employed by TMT on April 23, 2004, and remained employed by TMT, the Company or any of its Affiliates on December 31, 2004, the following rules shall apply, notwithstanding anything to the contrary in the Plan:
     (a) “Year of Service” under this Plan shall include any period of service that was recognized for purposes of Years of Service under the TMT Plan.
     (b) A former participant under the TMT Plan, upon the merger into this Plan, shall be a “Group B Participant,” as defined by Article 1 of the Plan.
     Section 27.03. Protected Benefits. Notwithstanding anything to the contrary elsewhere in the Plan, any optional benefit (within the meaning of Code Section 411(d)(6)) that is available under the TMT Plan with respect to a transferred amount immediately before the transfer shall be available under the Plan with respect to that amount following the transfer. The preserved optional forms of benefits include, but are not limited to:
     (a) With respect to a former TMT Plan participant, the Plan shall maintain the TMT Plan’s early retirement date, provided the Participant is at least fifty-five years of age and has five years of vesting service.
     (b) With respect to a former TMT Plan participant, he shall be permitted to take up to two withdrawals per year from his rollover account.
     Section 27.04. Transfer of Accounts. To the extent required by applicable law, the amount transferred with respect to a Participant, and the earnings accrued thereon following the transfer shall be separately accounted for under the Plan and allocated to an account in the Participant’s name under this Plan in the following manner:
     (a) Amounts credited to a Participant’s 401 (k) Account in the TMT Plan will be credited to the Participant’s Pre-Tax Contributions Account in the Plan.

     (b) Amounts credited to a Participant’s Employer Matching Account in the TMT Plan will be credited to the Participant’s Zimmer Plan Employer Matching Account in the Plan.
     (c) Amounts credited to a Participant’s Rollover Account in the TMT Plan will be credited to the Participant’s Zimmer Plan Rollover Account in the Plan.
     (d) Amounts credited to a Participant’s Profit Sharing Account in the TMT Plan will be credited to the Participant’s Zimmer Plan Employer Matching Account in this Plan.
To the extent necessary, the Administrative Committee, in accordance with Section 9.01 of the Plan, shall establish separate accounts that reflect the TMT Plan Employer Matching Account and the TMT Plan Rollover Account.
     Section 27.05. Loans from TMT Plan. All loans outstanding under the TMT Plan as of December 31, 2004 were transferred to the Plan and the amortization schedules in effect under the TMT Plan are maintained under the Plan. A Participant with an outstanding loan, whether originated in this Plan or the TMT Plan, may not take a new loan from the Plan until an outstanding loan has been repaid in full.
ARTICLE 28
MERGER WITH ENDIUS PLAN
     Section 28.01. Merger and Asset Transfer from Endius Plan. Effective as of 11:59 p.m., December 31, 2007, the Endius Plan shall be merged into this Plan, and assets under the Endius Plan shall be deemed to be assets under this Plan. The trustees of this Plan shall accept a transfer of assets from the Endius Plan, and, until such assets are transferred into the control of the Plan trustees, the assets shall be deemed held in a sub-trust by the former trustee of the Endius Plan on behalf on this Plan.
     Section 28.02. Rules of Participation. Solely with respect to individuals who were employed by Endius on the date of acquisition by Zimmer and remained employed by Endius, the Company or any of its Affiliates on December 31, 2007, the following rules shall apply, notwithstanding anything to the contrary in the Plan:
     (a) “Year of Service” under this Plan shall include any period of service that was recognized for purposes of Years of Service under the Endius Plan.
     (b) A former participant under the Endius Plan, upon the merger into this Plan, shall be a “Group B Participant,” as defined in Article I of the Plan.
     (c) Former participants under the Endius Plan shall not be eligible to make any employee deferral, or receive any Employer Company Contribution or Fixed Contribution, for the Plan Year 2007.

     (d) For the Plan Year 2007, the Endius Plan shall perform applicable testing without regard to this merger, and, to the extent any excess must be returned to Participants, it will be refunded by this Plan.
     (e) If, as a result of the liquidation and transfer of assets to effectuate the merger of the Endius Plan into this Plan the Plan incurs expenses, the Company shall pay the expenses from its assets rather than from the Plan’s assets.
     Section 28.03. Protected Benefits. Notwithstanding anything to the contrary elsewhere in the Plan, any optional benefit (within the meaning of Code Section 411(d)(6)) that is available under the Endius Plan with respect to a transferred amount immediately before the transfer shall be available under the Plan with respect to that amount following the transfer.
     Section 28.04. Transfer of Accounts. To the extent required by applicable law, the amount transferred with respect to a Participant, and the earnings accrued thereon following the transfer shall be separately accounted for under the Plan and allocated to an account in the Participant’s name under this Plan in the following manner:
     (a) Amounts credited to a Participant’s 401(k) account in the Endius Plan will be credited to the Participant’s Pre-Tax Contributions Account in the Plan.
     (b) Amounts credited to a Participant’s employer matching account in the Endius Plan will be credited to the Participant’s Employer Matching Account in the Plan.
     (c) Amounts credited to a Participant’s rollover account in the Endius Plan will be credited to the Participant’s Rollover Account in the Plan.
     (d) Amounts credited to a Participant’s profit sharing account in the Endius Plan will be credited to the Participant’s Employer Matching Account in the Plan.
     Section 28.05. Loans from the Endius Plan. All loans outstanding under the Endius Plan as of December 31,2007 will be transferred in kind to the Plan, provided the same amortization schedule is maintained. A Participant with an outstanding loan, whether originated in this Plan or the Endius Plan, may not take a new loan from the Plan until the outstanding loan has been repaid in full.
ARTICLE 29
MERGER WITH MMS PLAN
     Section 29.01. Merger and Asset Transfer from MMS Plan. Effective as of 11:59 p.m., December 31, 2007, the MMS Plan shall be merged into this Plan, and assets under the MMS Plan shall be deemed to be assets under this Plan. The trustees of this Plan shall accept a transfer of assets from the MMS Plan, and, until such assets are transferred into the control of the Plan trustees, the assets shall be deemed held in a sub-trust by the former trustee of the MMS Plan on behalf on this Plan.

     Section 29.02. Rules of Participation. Solely with respect to individuals who were employed by MMS on the date of acquisition by Zimmer and remained employed by MMS, the Company or any of its Affiliates on December 31, 2007, the following rules shall apply, notwithstanding anything to the contrary in the Plan:
     (a) “Year of Service” under this Plan shall include any period of service that was recognized for purposes of Years of Service under the MMS Plan.
     (b) A former participant under the MMS Plan, upon the merger into this Plan, shall be a “Group B Participant,” as defined in Article I of the Plan.
     (c) Former participants under the MMS Plan shall not be eligible to make any employee deferral, or receive any Employer Company Contribution or Fixed Contribution, for the Plan Year 2007.
     (d) For the Plan Year 2007, the MMS Plan shall perform applicable testing without regard to this merger, and, to the extent any excess must be returned to Participants, it will be refunded by this Plan.
     (e) If, as a result of the liquidation and transfer of assets to effectuate the merger of the MMS Plan into this Plan the Plan incurs expenses, the Company shall pay the expenses from its assets, rather than from the Plan’s assets.
     Section 29.03. Protected Benefits. Notwithstanding anything to the contrary elsewhere in the Plan, any optional benefit (within the meaning of Code Section 411(d)(6)) that is available under the MMS Plan with respect to a transferred amount immediately before the transfer shall be available under the Plan with respect to that amount following the transfer.
     Section 29.04. Transfer of Accounts. To the extent required by applicable law, the amount transferred with respect to a Participant, and the earnings accrued thereon following the transfer shall be separately accounted for under the Plan and allocated to an account in the Participant’s name under this Plan in the following manner:
     (a) Amounts credited to a Participant’s Employee Deferral account in the MMS Plan will be credited to the Participant’s Pre-Tax Contributions Account in the Plan.
     (b) Amounts credited to a Participant’s Qualified Non-Elective Contribution Account in the MMS Plan will be credited to the Participant’s Zimmer Qualified Non-Elective Contribution Account in the Plan.
     (c) Amounts credited to a Participant’s Rollover Account in the MMS Plan will be credited to the Participant’s Zimmer Plan Rollover Account in the Plan.

     (d) Amounts credited to a Participant’s After-Tax Rollover Account in the MMS Plan will be credited to the Participant’s Zimmer After-Tax Rollover Account in the Plan.
     Section 29.05. Loans from the MMS Plan. All loans outstanding under the MMS Plan as of December 31, 2007 will be transferred in kind to the Plan, provided the same amortization schedule is maintained. A Participant with an outstanding loan, whether originated in this Plan or the MMS Plan, may not take a new loan from the Plan until the outstanding loan has been repaid in full.
     This 2008 amendment and restatement of the Plan is hereby executed on behalf of Zimmer Holdings, Inc. on this 18th day of July, 2008.

ZIMMER HOLDINGS, INC.
By:	/s/ Renee P. Rogers
Renee P. Rogers, Ph. D.
Vice President, Corporate Human Resources

By:	/s/ James T. Crines
James T. Crines
Executive Vice President, Finance, and Chief Financial Officer